                                                                     EXHIBIT 4.3
________________________________________________________________________________
________________________________________________________________________________





                    MISSISSIPPI BUSINESS FINANCE CORPORATION



                      and, for certain limited purposes,

                          KIMBERLY-CLARK CORPORATION


                                       to





                  BANK OF AMERICA TEXAS, NATIONAL ASSOCIATION
                                   as Trustee





                                TRUST INDENTURE





                        Dated as of ___________ 1, 1994





________________________________________________________________________________
________________________________________________________________________________

           Securing Industrial Development Revenue Bonds, Series 1994
                      (Kimberly-Clark Corporation Project)

                             CROSS REFERENCE SHEET*
                       BETWEEN CERTAIN PROVISIONS OF THE
                    TRUST INDENTURE ACT OF 1939, AS AMENDED,
                        AND INDENTURE DATED ______, 1994


         Relevant                                     Section in which
         Trust Indenture                              Reflected in the
         Act Section                                  Indenture
         -------------------------------------------------------------
         310(a)                                       10.02 and 10.18
         310(b)                                       10.11, 10.12 and 10.13
         310(c)                                       Not Applicable
         311(a)                                       10.20(a)
         311(b)                                       10.20(b)
         311(c)                                       Not Applicable
         312(a)                                       10.21(a)
         312(b)                                       10.21(b)
         312(c)                                       10.21(c)
         313(a)                                       10.23(a)
         313(b)                                       10.23(b)
         313(c)                                       10.23(c)
         313(d)                                       10.23(d)
         314(a)                                       10.24(a)
         314(b)                                       10.24(b)
         314(c)(1)                                    10.22(a)
         314(c)(2)                                    10.22(a)
         314(c)(3)                                    Not Applicable
         314(d)                                       10.24(c)
         314(e)                                       10.22(b)
         314(f)                                       Not Applicable
         315(a)                                       10.03(c)
         315(b)                                       10.06
         315(c)                                       10.07
         315(d)                                       10.04
         315(e)                                       10.05(b)
         316(a)(1)(A)                                 9.06
         316(a)(1)(B)                                 9.03(b)
         316(a)(2)                                    Not Applicable
         316(b)                                       9.07
         317(a)                                       9.04
         317(b)                                       8.02
         318(a)                                       14.14

         ------------------
         * This cross reference sheet is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

         RECITALS...............................................................
         FORM OF SERIES 1994 BOND...............................................
         FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION........................
         FORM OF ASSIGNMENT.....................................................
         GRANTING CLAUSE........................................................
         HABENDUM...............................................................

                                   ARTICLE I

                                  DEFINITIONS

         Definitions............................................................

                                   ARTICLE II

                                   THE BONDS

         Section 2.01.    Amounts and Terms - Series 1994 Bonds
                            and Other Series....................................
         Section 2.02.    Interest Accrual......................................
         Section 2.03.    Registered Bonds Required; Bond Registrar
                            and Bond Register...................................
         Section 2.04.    Registration, Transfer and Exchange...................
         Section 2.05.    Execution.............................................
         Section 2.06.    Authentication........................................
         Section 2.07.    Payment of Principal and Interest; Interest
                            Rights Preserved....................................
         Section 2.08.    Persons Deemed Owners.................................
         Section 2.09.    Mutilated, Destroyed, Lost or Stolen
                            Bonds...............................................
         Section 2.10.    Temporary Bonds.......................................
         Section 2.11.    Cancellation and Destruction of Surrendered
                            Bonds...............................................
         Section 2.12.    Book-Entry Only System................................

                                  ARTICLE III

                                 ISSUE OF BONDS

         Section 3.01.    Issue of Series 1994 Bonds............................
         Section 3.02.    Issue of Additional Bonds.............................
         Section 3.03.    Disposition of Proceeds of Bonds......................

                                   ARTICLE IV

                              PROJECT CONSTRUCTION

         Section 4.01.    Establishment of Construction Fund ...................
         Section 4.02.    Payments from Construction Fund ......................
         Section 4.03.    Procedure Upon Completion of Project .................

                                   ARTICLE V

                        REVENUES AND APPLICATION THEREOF

         Section 5.01.    Revenues to Be Paid Over to Trustee ..................
         Section 5.02.    Bond Fund ............................................
         Section 5.03.    Sinking Funds ........................................
         Section 5.04.    Revenues to Be Held for All Bondholders; .............
                            Certain Exceptions  ................................

                                   ARTICLE VI

                SECURITY FOR AND INVESTMENT OR DEPOSIT OF FUNDS

         Section 6.01.    Deposits and Security Therefor .......................
         Section 6.02.    Investment or Deposit of Funds .......................

                                  ARTICLE VII

                              REDEMPTION OF BONDS

         Section 7.01.    Bonds Subject to Redemption; Selection of
                            Bonds to be Called for Redemption ..................
         Section 7.02.    Notice of Redemption  ................................
         Section 7.03.    Payment of Redemption Price ..........................
         Section 7.04.    Bonds Redeemed in Part ...............................
         Section 7.05.    Bond Redemption Fund for Refunding
                            Issues  ............................................

                                  ARTICLE VIII

                            COVENANTS OF THE ISSUER

         Section 8.01.    Power and Authority of the Issuer ....................
         Section 8.02.    Payment of Principal of and Premium, if
                            any, and Interest on the Bonds;
                            Appointment of Paying Agent ........................
         Section 8.03.    Corporate Existence; Compliance with
                            Laws
         Section 8.04.    Enforcement of Agreement; Prohibition
                            Against Amendments; Notice of Default
         Section 8.05.    Further Assurances  ..................................
         Section 8.06.    Financing Statements  ................................

         Section 8.07.    Authorized Officers   ................................





                                     (ii)

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

         Section 9.01.    Events of Default Defined ............................
         Section 9.02.    Acceleration and Annulment Thereof ...................
         Section 9.03.    Other Remedies .......................................
         Section 9.04.    Legal Proceedings by Trustee  ........................
         Section 9.05.    Discontinuance of Proceedings by Trustee .............
         Section 9.06.    Bondholders May Direct Proceedings  ..................
         Section 9.07.    Limitations on Actions by Bondholders ................
         Section 9.08.    Trustee May Enforce Rights Without
                            Possession of Bonds ................................
         Section 9.09.    Delays and Omissions Not to Impair Rights ............
         Section 9.10.    Application of Moneys in Event of Default ............
         Section 9.11.    Trustee and Bondholders Entitled to All
                            Remedies, Under Act; Remedies Not
                            Exclusive ..........................................
         Section 9.12.    Trustee's Right to Receiver ..........................

                                   ARTICLE X

                                  THE TRUSTEE

         Section 10.01.   Acceptance of Trust ..................................
         Section 10.02.   Qualification of the Trustee  ........................
         Section 10.03.   Responsibilities  ....................................
         Section 10.04.   Trustee May Act Through Agents; Answerable
                            Only for Willful Misconduct or
                            Negligence  ........................................
         Section 10.05.   Compensation and Indemnity  ..........................
         Section 10.06.   Notice of Default; Right to Investigate...............
         Section 10.07.   Obligation to Act on Defaults ........................
         Section 10.08.   Reliance on Requisition, Counsel, etc. ...............
         Section 10.09.   Trustee May Own Bonds ................................
         Section 10.10.   Construction of Ambiguous Provisions  ................
         Section 10.11.   Disqualification; Conflicting Interest ...............
         Section 10.12.   Resignation of Trustee ...............................
         Section 10.13.   Removal of Trustee  ..................................
         Section 10.14.   Appointment of Successor Trustee .....................
         Section 10.15.   Qualification of Successor  ..........................
         Section 10.16.   Instruments of Succession ............................
         Section 10.17.   Merger of Trustee ....................................
         Section 10.18.   Appointment of Co-Trustee ............................
         Section 10.19.   Intervention of Trustee ..............................
         Section 10.20.   Preferential Collection of Claims Against
                            Company ............................................
         Section 10.21.   Company to Furnish Trustees Certain
                            Information; Preservation of Information;
                            Communication to Bondholders .......................
         Section 10.22.   Compliance Certificates and Opinions  ................
         Section 10.23.   Reports by Trustee  ..................................
         Section 10.24.   Reports of Company  ..................................

         Section 10.25.   Debenture Transfer Restriction .......................




                                    (iii)

                                   ARTICLE XI

              ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP OF BONDS

         Section 11.01.   Acts of Bondholders; Evidence of
                            Ownership ..........................................
         Section 11.02.   Voting of Debentures  ................................

                                  ARTICLE XII

                           AMENDMENTS AND SUPPLEMENTS

         Section 12.01.   Amendments and Supplements Without
                            Bondholders Consent ................................
         Section 12.02.   Amendments with Bondholders' Consent .................
         Section 12.03.   Amendment of Agreement ...............................
         Section 12.04.   Trustee Authorized to Join in Amendments
                            and Supplements; Reliance on Counsel ...............

                                  ARTICLE XIII

                                   DEFEASANCE

         Section 13.01.   Defeasance  ..........................................

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         Section 14.01.   No personal Recourse  ................................
         Section 14.02.   Deposit of Funds for Payment of Bonds ................
         Section 14.03.   No Rights Conferred on Others ........................
         Section 14.04.   Illegal, etc. Provisions Disregarded  ................
         Section 14.05.   Substitute Notice ....................................
         Section 14.06.   Notices to Trustee and Issuer ........................
         Section 14.07.   Successors and Assigns................................
         Section 14.08.   Headings for Convenience Only ........................
         Section 14.09.   Counterparts  ........................................
         Section 14.10.   Information Under Commercial Code ....................
         Section 14.11.   Credits on Debentures ................................
         Section 14.12.   Payments Due on Saturdays, Sundays and
                            Holidays  ..........................................
         Section 14.13.   Applicable Law .......................................
         Section 14.14.   Conflict with the Trust Indenture Act ................

         EXECUTION .............................................................

         ACKNOWLEDGMENTS .......................................................

         Exhibit A.  Letter of Representations .................................
         Exhibit B.  Form of Requisition .......................................




                                     (iv)

         TRUST INDENTURE dated as of ____________ 1, 1994, among the MISSISSIPPI BUSINESS FINANCE CORPORATION (the "Issuer"), a public corporation, BANK OF AMERICA TEXAS, NATIONAL ASSOCIATION, as Trustee (the "Trustee"), a national banking association organized and existing under the laws of the United States of America, having its principal corporate trust office in Dallas, Texas, and, for certain limited purposes, KIMBERLY-CLARK CORPORATION, a Delaware corporation (the "Company").


                                  BACKGROUND:

         A. In furtherance of the statutory purposes of Section 57-10-401, et. seq., Mississippi Code of 1972, as amended (the "Act"), the Issuer has entered into an Industrial Development Financing Agreement dated as of ____________ 1, 1994 (the "Agreement") with the Company providing for the financing by the Issuer of a project (the "Project") consisting of the acquisition and construction of certain manufacturing facilities described in Schedule A of the Agreement and located in Alcorn County, Mississippi. The Issuer has found that the financing of the Project will promote the public purposes of the Act by maintaining and creating job opportunities.


         B. The Agreement provides that to finance the Project, the Issuer will issue and sell its Industrial Development Revenue Bonds, Series 1994 (Kimberly-Clark Corporation Project), and will loan the proceeds thereof to the Company to be repaid at the same time and in the same amounts as payments of the debt service on the Series 1994 Bonds together with redemption premiums, if any.

         C. To provide the funds needed for the acquisition and construction of the Project, the Issuer has duly authorized the issuance and sale of Industrial Development Revenue Bonds (Kimberly-Clark Corporation Project), Series 1994 in the aggregate principal amount of $40,000,000 (the "Series 1994 Bonds").

         D. The execution and delivery of this Trust Indenture (the "Indenture") have been in all respects duly and validly authorized by a resolution duly enacted by the Board of Directors of the Issuer, a duly certified copy of which has been delivered to the Trustee.

         E. The Series 1994 Bonds are to be in substantially the following form:

                           {FORM OF SERIES 1994 BOND}

         No. R-
         $........

                                 {TEXT OF FACE}

                            UNITED STATES OF AMERICA

                              STATE OF MISSISSIPPI

                    MISSISSIPPI BUSINESS FINANCE CORPORATION

                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                      (Kimberly-Clark Corporation Project)
                                  SERIES 1994


Interest Rate       Maturity Date       Original Date           CUSIP
- -------------       -------------       -------------           -----

______________      _____________       _________ 1, 1994       ________


                          {NAME OF REGISTERED OWNER}
- --------------------------------------------------------------------------------
Principal Sum:                                                           DOLLARS
- --------------------------------------------------------------------------------

         MISSISSIPPI BUSINESS FINANCE CORPORATION (the "Issuer"), a public corporation of the State of Mississippi, duly organized and existing under the Constitution and laws of the State of Mississippi, for value received, hereby promises to pay (but only out of the sources hereinafter mentioned) to the registered owner hereof, or registered assigns, on the Maturity Date of _______________ {IF THE BOND HAS A TERM TO MATURITY IN EXCESS OF TEN YEARS, THE FOLLOWING MAY BE INSERTED: unless this Bond shall have been duly called for previous redemption in whole or in part}, upon surrender hereof, the principal sum as specified above and to pay to the registered owner hereof (but only out of the sources hereinafter mentioned) interest thereon at the Interest Rate shown above until payment of said principal sum has been made or provided for, on each _____________ 1 and __________ 1 commencing on the first such interest payment date after the date hereof, and, to the extent permitted by law, to pay interest on overdue interest at the same rate per annum. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture referred to below, be paid to the person in whose name this Bond is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a business day) of the calendar month next preceding such interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such

Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustees, for which notice whereof shall be given to Bondholders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner, all as more fully provided in said Indenture. Principal and interest shall be paid at the principal corporate trust office of Bank of America Texas, National Association, Dallas, Texas or Los Angeles, California, or at the duly designated office of any duly appointed alternate or successor paying agent, in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, provided that interest may be paid by check or draft drawn upon any such paying agent and mailed to the person entitled thereto at his address as it appears on the Bond registry books of the Issuer maintained by the Trustee.

         This Bond is one of a duly authorized series (the "Series 1994 Bonds") limited in aggregate principal amount to $40,000,000 executed under a Trust Indenture dated as of _________ 1, 1994 (the "Indenture") between the Issuer and Bank of America Texas, National Association, as Trustee (the "Trustee"), to accomplish the public purposes of Section 57-10-401, et. seq., Mississippi Code of 1972, as amended (the "Act") by aiding in the financing of a project consisting of the acquisition and construction of certain manufacturing facilities located in Alcorn County, Mississippi (the "Project") to be owned by Kimberly-Clark Corporation (the "Company"), a Delaware corporation.

         This Bond shall be a limited obligation of the Issuer and shall not constitute a debt, liability or general obligation of the State of Mississippi or any political subdivision thereof (other than the Issuer), or a pledge of the faith and credit of the State of Mississippi or any political subdivision thereof (other than the Issuer). Neither the State of Mississippi nor any other political subdivision thereof shall be obligated to pay the principal, premium, if any, or interest on this Bond or other costs incident thereto except from the revenue or money pledged by the Issuer under the Indenture. Neither the faith and credit nor the taxing power of the State of Mississippi or any political subdivision thereof is pledged to the payment of the principal of, premium, if any, or the interest on, this Bond.

         If the Issuer deposits or causes to be deposited with the Trustee funds sufficient to pay the principal or any redemption price of any Bonds becoming due at maturity, by call for redemption, if applicable, or otherwise, together with the premium, if any, and interest accrued to the due date, interest on such Bonds will cease to accrue on the due date, and thereafter the owners will be restricted to the funds so deposited as provided in the Indenture.

         If an Event of Default as defined in the Indenture occurs, the principal of all Bonds issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

         No recourse shall be had for the payment of the principal or any redemption price of, or premium, if any, or interest on, this Bond, or for any claim based hereon or on the Indenture, against any member, officer, agent or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

         {IF THE BOND HAS A TERM TO MATURITY IN EXCESS OF TEN YEARS, THE FOLLOWING MAY BE INSERTED: THIS BOND IS SUBJECT TO REDEMPTION PRIOR TO MATURITY AS DESCRIBED ON THE REVERSE SIDE HEREOF.}

         This Bond is not valid unless the Trustee's Certificate of Authentication endorsed hereon is duly executed.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE SIDE HEREOF WHICH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL HEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signature of the Executive Director or President of the Issuer and its corporate seal or a facsimile thereof to be affixed, imprinted, lithographed or reproduced hereon and attested to by the manual or facsimile signature of its Secretary.

                                        MISSISSIPPI BUSINESS FINANCE
                                          CORPORATION


{SEAL}
                                          By:___________________________
                                             Executive Director

Attest:______________________
       Secretary

                               {TEXT OF REVERSE}

         The Series 1994 Bonds are payable solely from payments to be made by the Company on its ____% Debenture (the "Series 1994 Debenture") delivered to the Trustee pursuant to an Industrial Development Financing Agreement between the Issuer and the

Company (the "Agreement") and from any other moneys held by the Trustee under the Indenture for such purpose, and there shall be no other recourse against the Issuer or any other property now or hereafter owned by it. Under the Agreement, no mortgage lien or security interest in the Project has been or will be created in favor of the Trustee or owners of the Series 1994 Bonds.
The Issuer has assigned to the Trustee all rights of the Issuer under the Agreement, the Series 1994 Debenture and any other debenture which may be issued in connection with the issuance of Additional Bonds (the Series 1994 Debenture and such other debentures so issued are referred to collectively as the "Debentures") except the Issuer's rights to payment of expenses and indemnification. Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably as to principal (and any redemption price), premium, if any, and interest with all other Bonds issued and to be issued under the Indenture, to which reference is made for a description of the security pledged for payment of the Bonds; the rights of the owners of the Bonds; the rights and obligations of the Issuer; the rights, duties and obligations of the Trustee; the provisions relating to amendments to and modifications of the Indenture; and the terms and conditions upon which additional Bonds may be issued thereunder. Such additional Bonds may be issued by the Issuer to finance additional facilities under the Agreement and to refund all or any part of the Series 1994 Bonds. The owner of this Bond shall have no right to enforce the provisions of the Indenture, the Debentures or the Agreement or institute action to enforce the covenants thereof or rights or remedies thereunder except as provided in the Indenture.

         {IF THE BOND HAS A TERM TO MATURITY IN EXCESS OF TEN YEARS, THE FOLLOWING MAY BE INSERTED: Optional Redemption in Whole or in Part. The Series 1994 Bonds are subject to redemption prior to maturity by the Issuer at the request of the Company, in whole or in part, on any date on or after ______________, from the Bond Fund established under the Indenture and from moneys otherwise available for such purpose, and if in part by lot. Such redemptions are to be made at the applicable redemption price shown below as a percentage of the principal amount thereof, plus interest accrued to the redemption date:

         If redeemed during the 12-month period beginning ________ 1 of the years indicated,

                                                       Optional
                Year                               Redemption Price
                ----                               ----------------
                                                               %

                                                                 Optional
                           Year                             Redemption Price
                           ----                             ----------------






         Any redemption under the preceding paragraph shall be made as provided in the Indenture upon not more than 60 days nor less than 30 days' notice to the Bondholders. Notice of the call for any such redemption, identifying the Bonds to be redeemed, will be given by mailing copies of such notice to the registered owners of Bonds to be redeemed at their addresses as they appear on the registry books maintained by the Trustee. Failure to give such notice shall not affect the redemption of Bonds notice of redemption of which has been provided in accordance with the Indenture. All Bonds so called for redemption will cease to bear interest on the specified redemption date provided funds for their redemption price and any accrued interest payable on the redemption date are on deposit at the principal place of payment at that time.}

         Any moneys deposited and held by the Trustee for the benefit of claimants, if any, for four years after the date on which they were so deposited shall be repaid to the Company, and the payment of such Bonds shall, subject to applicable statutes of limitation, remain the obligation of the Company.

         This Bond is transferable by the registered owner hereof or his duly authorized attorney at the principal corporate trust office of the Trustee, upon surrender of this Bond, accompanied by a duly executed instrument of transfer in form and with guaranty of signature satisfactory to the Trustee, subject to such reasonable regulations as the Issuer or the Trustee may prescribe, and upon payment of any taxes or other governmental charges incident to such transfer. Upon any such transfer a new registered Bond of the same maturity and in the same aggregate principal amount will be issued to the transferee. The person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and the Issuer and the Trustee shall not be affected by any notice to the contrary.

         In any case where the date of maturity of interest on or principal of the Bonds or any date fixed for redemption of any Bonds shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then payment of interest or principal or any redemption price need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for any redemption and interest shall cease to accrue as of such date.


               {FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION}

Date of Authentication _______________

        This Bond is one of the Bonds, of the Series designated herein, described in the within-mentioned Indenture. Printed on the reverse hereof is the complete text of the opinion of bond counsel, Watkins Ludlam & Stennis, a signed copy of which, dated the date of original issuance of such Bonds, is on file with the undersigned.

                                        BANK OF AMERICA TEXAS, NATIONAL
                                         ASSOCIATION, Trustee



                                        By______________________________________
                                          Authorized Representative or Agent


                                 ABBREVIATIONS

        The following abbreviations, when used in the Inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

        TEN COM  -       as tenants in common

        TEN ENT  -       as tenants by the entireties

        JT TEN   -       as joint tenants with right of survivorship and not as
                         tenants in common

        UNIF GIFT MIN ACT     -         Custodian
             ...............................
             (Cust)                (Minor)
             under Uniform Gifts to Minors
             Act............................
                        (State)

        Additional abbreviations may also be used though not in the above list.


                             {FORM OF ASSIGNMENT}

        For value received, the undersigned hereby sells, assigns and transfers unto _____________________ the within Bond of the Mississippi Business Finance Corporation and all rights thereunder, and hereby irrevocably constitutes and appoints ______________ _____________________ attorney to transfer the said Bond on the Bond Register, with full power of substitution in the premises.


Dated:  __________________

                                        ________________________________________

Signature Guaranteed:


__________________________

Participant in a Recognized Signature
Guaranty Medallion Program


_____________________________________
By:


         NOTICE: The Assignor's signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular without alteration or any change whatever.



                    REGISTRATION AND VALIDATION CERTIFICATE

         The Bonds of which this Bond is one have been validated and confirmed by decree of the Chancery Court of the First Judicial District of Hinds County, Mississippi, rendered on the ____ day of ________, 1994


                                        MISSISSIPPI BUSINESS FINANCE
                                         CORPORATION


(SEAL)
                                        By:_____________________________________
                                           Secretary


                               {END OF BOND FORM}

F. To evidence its obligation to repay the loan, the Company has delivered to the Trustee its ___________ Debenture, Series 1994, in the principal amount of $40,000,000 (the "Series 1994 Debenture").

G. The execution and delivery of the Series 1994 Bonds and of this Indenture have been validly authorized by a resolution duly enacted by the Board of Directors of the Issuer and all things necessary to make the Series 1994 Bonds, when executed by the Issuer and authenticated by the Trustee, valid and binding legal obligations of the Issuer and to make this Indenture a valid and binding agreement have been done.


H. The Company has endorsed and joined in the execution of this Indenture for the limited purpose set forth on the signature page hereof.


NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to provide for the payment of principal of all Bonds issued and outstanding under this Indenture, together with premium, if any, and interest thereon, the rights of the Bondholders and the performance of the covenants contained in said Bonds and herein, the Issuer has caused the Company to deliver the Series 1994 Debenture to the Trustee and does hereby sell, assign, transfer, set over and pledge unto, and grant a security interest in, BANK OF AMERICA TEXAS, NATIONAL ASSOCIATION, Trustee, its successors in trust and its assigns forever, all of the right, title and interest of the Issuer in, to and under the Series 1994 Debenture and any other Debentures as hereinafter defined, the Revenues hereinafter defined and the Agreement and all moneys payable thereunder to the extent that the funds relate to Bonds issued under this Indenture (except the Issuer's rights under Sections 5.4, 5.5 and 5.7 of the Agreement).

TO HAVE AND TO HOLD in trust, nevertheless, for the equal and ratable benefit and security of all present and future owners of the Bonds issued and to be issued under this Indenture, without preference, priority or distinction as to lien or otherwise (except as herein expressly provided), of any one Bond over any other Bond upon the terms and subject to the conditions hereinafter set forth.


                                   ARTICLE I.

                                  DEFINITIONS

In this Indenture and any indenture supplemental hereto (except as otherwise expressly provided or unless the context otherwise requires) the singular includes the plural, the masculine includes the feminine, and the following terms shall have the meanings specified in the foregoing recitals:

                 Act                               Issuer
                 Agreement                         Project
                 Company                           Series 1994 Debenture

         In addition, the following terms shall have the meanings specified in this Article, unless the context otherwise requires:

         "Authorized Newspaper" means theBond Buyer, or its successor, and if the Bond Buyer or its successor is no longer in business, then in a newspaper of general circulation in the Borough of Manhattan, City and County of New York.

         "Bond" or "Bonds" means any bond or bonds authenticated and delivered under this Indenture; "Series 1994 Bonds" means the Industrial Development Revenue Bonds, Series 1994 (Kimberly-Clark Corporation Project).

         "Bondholder" or "holder of Bonds" or "owner of Bonds" means the registered owner of any Bond as of the applicable date of determination.

         "Bond Fund" means the fund so designated which is established pursuant to Section 5.02 hereof.

         "Bond Register" and "Bond Registrar," in respect of a particular Series of Bonds, have the respective meanings specified in Section 2.03.

         "Certified Resolution" means a copy of one or more resolutions certified by the Secretary of the Issuer, under its seal, to have been duly adopted by the Board of Directors of the Issuer and to be in effect on the date of such certification.

         "Construction Fund" means the fund so designated which is established pursuant to Section 4.01 hereof.

         "Cost" or "Costs" means any cost in respect of the Project permitted under the Act. Without limiting the generality of the foregoing, such costs may include: (i) capitalized interest, (ii) amounts payable to contractors and suppliers (including fees for designing the Project where the designs are provided by the contractor or supplier); (iii) costs of labor, services, materials, supplies and equipment furnished by the Company (including shipping costs); (iv) architectural, engineering, legal and other professional fees; and
(v) costs of financing, including underwriting, legal, accounting, rating agency, registration and other similar fees and expenses, as well as bond discount and interest on the Bonds during acquisition and construction to the extent permitted by the Act.

         "Counsel" means an attorney at law or law firm, who may be counsel for the Issuer or the Company, satisfactory to the Trustee.

         "Debenture Indenture" means that certain First Amended and Restated Indenture from the Company to Bank of America National Trust and Savings Association, dated as of March 1, 1988, as the same has been or may be amended or supplemented from time to time, including as amended by a First Supplemental Indenture dated November 6,
1992 and a Second Supplemental Indenture dated       , 1994.

         "Debentures" means the Series 1994 Debenture and any other debentures issued pursuant to the Debenture Indenture for the benefit of the Issuer or the Trustee in order to secure the payment of the principal of, premium, if any, and interest on the Bonds.

         "Debenture Trustee" means Bank of America National Trust and Savings Association, as trustee under the Debenture Indenture, its successors and assigns.

         "Event of Default" means any of the events described in Section 9.01 hereof.

         "Indenture" means this Indenture as amended or supplemented at the time in question.

         "Interest Payment Date" in respect of a particular Series of Bonds, means the stated maturity date of an installment of interest on the Bonds of such Series.

         "Outstanding" in connection with Bonds (or a series of Bonds) means, as of the time in question, all Bonds (or all Bonds of such series) authenticated and delivered under this Indenture, except:

                 A. Bonds theretofore cancelled or required to be cancelled under Section 2.11 hereof;

                 B. Bonds for the payment or redemption of which the necessary amount shall have been or shall concurrently be deposited with the Trustee or for which provision for the payment of which shall have been made in accordance with Section 13.01 hereof; provided that, if such Bonds are being redeemed prior to maturity, the required notice of redemption shall have been given or provisions satisfactory to the Trustee shall have been made therefor;

                 C. Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof; and

                 D. For purposes of any consent or other action to be taken by the owners of two-thirds or a specified percentage of Bonds hereunder or under the Agreement, Bonds held by or for the account of the Issuer, the Company or any person controlling, controlled by or under common control with any of them.

         "Paying Agent" means, in respect of a particular Series of Bonds, the person or persons authorized by the Issuer to pay the principal of, premium, if any, or interest on, such Bonds on behalf of the Issuer.

         "Regular Record Date" means, in respect of a particular Series of Bonds, the fifteenth day (whether or not a business day) of the calendar month next preceding each Interest Payment Date.

         "Revenues" means (i) all amounts payable by the Company in respect of the Series 1994 Debenture and any other Debentures which may be delivered to the Trustee, and other moneys paid to the Trustee under the Agreement, (ii) any proceeds of Bonds originally deposited with the Trustee for the payment of accrued or capitalized interest on the Bonds or moneys remaining in the Construction Fund following certification of completion of the Project, and
(iii) investment income in respect of any moneys held by the Trustee.

         "Special Record Date" means, in respect of a particular Series of Bonds, such date as may be fixed for the payment of defaulted interest in accordance with Section 2.07.

         "Trustee" means Bank of America Texas, National Association, and its successor for the time being in the trust hereunder and any Co-Trustee appointed in accordance with Section 10.18 of this Indenture.

         The words "hereof", "herein", "hereto", "hereby" and "hereunder" (except in the form of Bond) refer to the entire Indenture.

         Every "request", "order", "demand", "application", "appointment", "notice", "statement", "certificate", "consent" or similar action hereunder by the Issuer shall, unless the form thereof is specifically provided, be in writing signed by the Executive Director and the Secretary of the Issuer.



                                  ARTICLE II.

                                   THE BONDS

         Section 2.01. Amounts and Terms - Series 1994 Bonds and Other Series. Except as provided in Section 2.09 hereof, the Series 1994 Bonds shall be limited to $40,000,000 in aggregate principal amount, and shall contain substantially the terms recited in the form of Series 1994 Bond above. Other series of Bonds ranking as to source of payment equally and ratably with the Series 1994 Bonds may be issued pursuant to Section 3.02 hereof in such aggregate principal amounts and may contain such terms and be in such form, not contrary to the Agreement, the Act or this Indenture, as may be determined by the Issuer and expressed in such Bonds. All Bonds shall provide that principal or redemption price, premium, if any, and interest in respect thereof shall be payable only out of the Revenues. The Series 1994 Bonds shall be limited obligations of the Issuer and shall not constitute debts, liabilities or general obligations of the State of Mississippi or any political subdivision thereof (other than the Issuer), or a pledge of the faith and credit of the State of Mississippi or any political subdivision thereof (other than the Issuer). Neither the State of Mississippi, nor any other political subdivision thereof, shall be obligated to pay the principal of, premium, if any, or interest on the Series 1994 Bonds or other costs incident thereto except from the revenue or money pledged by the Issuer under the Indenture. Neither the faith and credit nor the taxing power of the State of Mississippi or any political subdivision thereof is pledged to the payment of the principal of, premium, if any, or the interest on, the Series 1994 Bonds. The Issuer may cause a copy of the text of the opinion of recognized bond counsel to be printed on any of its Bonds, and, upon request of the Issuer and deposit with the Trustee of an executed counterpart of such opinion, the Trustee shall certify to the correctness of the copy appearing on the Bonds by manual or facsimile signature. The Series 1994 Bonds shall be issued only as fully registered Bonds without coupons, in the denomination of $1,000 or any integral multiple thereof. Pursuant to the recommendations promulgated by the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Bonds. The Bonds may bear such other endorsement or legend not unsatisfactory to the Trustee as may be required to conform to usage or law with respect thereto.

         The Series 1994 Bonds shall mature ____________ and shall bear interest at the rate of _________ per annum based on a 360 day year having twelve thirty day months, payable ___________ 1 and __________ 1 of each year until maturity, commencing ______________.

         Section 2.02. Interest Accrual. Bonds issued prior to the first Interest Payment Date shall be dated ___________, 1994. Bonds issued on or subsequent to the first Interest Payment Date with respect thereto shall be dated as of the Interest Payment Date next preceding the date of authentication and delivery thereof, unless such date of authentication and delivery shall be an Interest Payment Date, in which case they shall be dated as of such date of authentication and delivery; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, the Bonds issued in lieu of Bonds surrendered for transfer or exchange shall be dated as of the date to which interest has been paid in full on the Bonds surrendered.

         Section 2.03 Registered Bonds Required; Bond Registrar and Bond Register. All Bonds shall be issued in fully-registered form. The Bonds of a series shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture. Any supplemental indenture or Certified Resolution may contain such additional provisions regarding the registration, transfer and exchange of Bonds of a series as are not inconsistent with this Indenture.

         The Issuer shall designate, in respect of each series of Bonds, a person to act as "Bond Registrar" for such series, provided that the Bond Registrar appointed for any series of Bonds shall be either the Trustee or a person which would meet the requirements for qualification as a Trustee imposed by Section 10.15 hereof. The Issuer hereby appoints the Trustee its Bond Registrar in respect of the Bonds. Any other person undertaking to act as Bond Registrar in respect of a series of Bonds shall first execute a written agreement, in form satisfactory to the Trustee, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee.

         The Bond Registrar in respect of each series of Bonds shall act as registrar and transfer agent for such series. The Issuer shall cause to be kept at an office of the Bond Registrar for a series of Bonds a register (herein sometimes referred to as the "Bond Register") in which, subject to such reasonable regulations as it or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds of such series and for the registration of transfers of such Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept. The principal corporate trust office of the Trustee shall be deemed to be such office in respect of any series of Bonds for which the Trustee is acting as Bond Registrar.

         Each Bond Registrar shall, in any case where it is not also the Trustee, forthwith following each Regular Record Date in respect of the related series of Bonds and at any other time as reasonably requested by the Trustee, certify and furnish to the Trustee, and to any Paying Agent for such series as the Trustee shall specify, the names, addresses, and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee and any such Paying Agent shall for all purposes be fully entitled to rely upon the information so furnished to it and shall have no liability or responsibility in connection with the preparation thereof.

         Section 2.04.  Registration, Transfer and Exchange.  As provided in
Section 2.03 hereof, the Issuer shall cause a Bond

Register for each series of Bonds to be kept at the designated office of the Bond Registrar for such series. Upon surrender for transfer of any Bond at such office, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of the same series of authorized denomination for the aggregate principal amount which the registered owner is entitled to receive.

         At the option of the Bondholder, Bonds of any series may be exchanged for other Bonds of such series of any authorized denomination, of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

         All Bonds presented for transfer or exchange, redemption or payment (if so required by the Issuer, the Bond Registrar or the Trustee), shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Trustee, duly executed by the owner or by his attorney duly authorized in writing.

         No service charge shall be made for any exchange or transfer of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         Neither the Issuer nor any Bond Registrar on behalf of the Issuer shall be required (i) to issue, transfer or exchange any Bond during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Bonds selected for redemption under Section 7.02 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part.

         New Bonds delivered upon any transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

         Section 2.05. Execution. The Bonds shall be executed by the manual or facsimile signature of the Executive Director or President of the Issuer, and the corporate seal of the Issuer or a facsimile thereof shall be affixed, imprinted, lithographed or reproduced thereon and shall be attested by the manual or facsimile signature of the Secretary of the Issuer.

         Bonds executed as above provided may be issued and shall, upon request of the Issuer, be authenticated by the Trustee, notwithstanding that any officer of the Issuer signing such Bonds or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of the Bond.


         Section 2.06. Authentication. No Bond shall be valid for any purpose until the certificate of authentication shall have been duly executed by the Trustee, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created. Prior to such authentication, the Trustee shall be entitled to receive an officer's certificate meeting the requirements of Section 10.22, together with an order of authentication and an appointment of the Trustee as agent of the Issuer.



         Section 2.07. Payment of Principal and Interest; Interest Rights Preserved. The principal and redemption price of any Bond shall be payable, upon surrender of such Bond, at such offices or agencies of the Issuer (which may be those of the Trustee) as are provided for herein or in any Certified Resolution or supplemental indenture, provided, that if the Bonds are held by a securities depository, such payment may be made by wire transfer without immediate surrender of the Bonds. Interest on any Bond on each Interest Payment Date in respect thereof shall be payable at such of those offices or agencies as is similarly provided for, provided that, the Issuer may reserve the right, at its option, in respect of any series of Bonds, to make payment of interest by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Bond Register; provided, that if payment is in the form of a check (other than an official bank, cashiers or certified check), such check will be mailed no less than ten days prior to the date such payment is due.


         Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered owner on the relevant Regular Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid, pursuant to Section 9.10 hereof, to the registered owner in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be not more than 15 nor less than 10 days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the

Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder, at his address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date, and may, in its discretion, cause a similar notice to be published once in a newspaper in each place where Bonds of the relevant series are payable, but such publication shall not be a condition precedent to the establishment of such Special Record Date.

         Subject to the foregoing provisions of this Section 2.07, each Bond delivered under this Indenture upon transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

         Section 2.08. Persons Deemed Owners. The Issuer, the Trustee, any Paying Agent and the Bond Registrar may deem and treat the person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, the Paying Agent or the Bond Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any, on), and (subject to Section 2.07 hereof) interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee, the Paying Agent nor the Bond Registrar shall be affected by any notice to the contrary. All such payments so made to any such registered owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

         Section 2.09. Mutilated, Destroyed, Lost or Stolen Bonds. If any Bond shall become mutilated, the Issuer shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of such mutilated Bond for cancellation, subject to the Issuer, the Trustee and the Company being furnished such reasonable indemnity as any of them may require therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Trustee; and if such evidence shall be satisfactory to it and such indemnity satisfactory to the Trustee and the Company shall be given, the Issuer shall execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of like tenor and denomination as the original Bond, but carrying such additional marking as will enable the Trustee to identify such Bond as a replacement Bond. The cost of providing any substitute Bond under the provisions of this Section shall be borne by the Bondholder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Trustee shall pay to the owner the principal amount of such Bond upon the maturity thereof and the compliance with the aforesaid conditions by such owner, without the issuance of a substitute Bond therefor.

         Every substituted Bond issued pursuant to this Section 2.09 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or investment or other securities without their surrender.

         Section 2.10. Temporary Bonds. Pending preparation of definitive Bonds of any series, or by agreement with the purchasers of all Bonds of any series, the Issuer may issue and, upon its request, the Trustee shall authenticate in lieu of definitive Bonds one or more temporary printed or typewritten Bonds in denominations of $1,000 or integral multiples thereof of substantially the tenor recited above. Upon request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

         Section 2.11. Cancellation and Destruction of Surrendered Bonds. Bonds surrendered for payment, redemption, transfer or exchange, and Bonds purchased from any moneys held by the Trustee hereunder or surrendered to the Trustee by the Company, shall be cancelled and destroyed by the Trustee. The Trustee shall deliver to the Issuer and the Company a certificate of destruction identifying all Bonds so destroyed.

         Section 2.12. Book-Entry Only System. Upon issuance of the Series 1994 Bonds, one fully-registered Series 1994 Bond will be registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Securities Depository") in the aggregate principal amount of the Series 1994 Bonds. So long as Cede & Co. is the registered owner of the Series 1994 Bonds, as nominee of the Securities Depository, references herein to the holders of the Series 1994 Bonds or registered owner of the

Series 1994 Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Series 1994 Bonds.


         The Letter of Representations in substantially the form attached hereto as Exhibit A, with such changes, omissions, insertions and revisions as the Executive Director of the Issuer may approve at any time, is hereby authorized by the Issuer and the Executive Director of the Issuer and the Trustee, as the agent of the Issuer shall execute and deliver such Letter of Representations. The approval of the Executive Director of the Issuer of any changes, omissions, insertions and revisions to the Letter of Representations shall be conclusively established by the execution of the Letter of Representations by said Executive Director.


         Transfers of beneficial ownership interests in the Series 1994 Bonds will be accomplished by book entries made by the Securities Depository, and, in turn by the participants in the Securities Depository (the "Participants") who act on behalf of the indirect participants in the Securities Depository (the "Indirect Participants") and the beneficial owners of the Series 1994 Bonds. For each transfer and exchange of beneficial ownership in the Series 1994 Bonds, the beneficial owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

         The Trustee and the Issuer shall recognize the Securities Depository or its nominee, Cede & Co., as the owner of the Series 1994 Bonds for all purposes, including notices and voting. Conveyance of notices and other communications by the Securities Depository to Participants and by such Participants to Indirect Participants, and by Participants and Indirect Participants to beneficial owners of the Series 1994 Bonds will be governed by arrangements among the Securities Depository, the Participants and the Indirect Participants, subject to any statutory and regulatory requirements as may be in effect from time to time.

         NEITHER THE ISSUER NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR INDIRECT PARTICIPANTS OR THE BENEFICIAL OWNERS OF THE SERIES 1994 BONDS WITH RESPECT TO (i) THE ACCURACY OF ANY RECORDS MAINTAINED BY THE SECURITIES DEPOSITORY OR ANY SUCH PARTICIPANT OR INDIRECT PARTICIPANT; (ii) THE PAYMENT BY THE SECURITIES DEPOSITORY OR ANY SUCH PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR REDEMPTION PRICE OF OR INTEREST ON THE SERIES 1994 BONDS; (iii) THE DELIVERY TO THE SECURITIES DEPOSITORY OR ANY SUCH PARTICIPANT OR ANY INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED TO BE GIVEN TO HOLDERS OF THE SERIES 1994 BONDS UNDER THE TERMS OF THIS INDENTURE; (iv) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE SERIES 1994 BONDS; OR (v) ANY CONSENT

GIVEN OR OTHER ACTION TAKEN BY THE SECURITIES DEPOSITORY AS HOLDER OF THE SERIES 1994 BONDS.

         The Securities Depository may determine to discontinue providing its services with respect to the Series 1994 Bonds at any time by giving notice to the Trustee and discharging its responsibilities with respect thereto under the applicable law. In such event, or in the event the Company desires to use a similar book-entry system with another securities depository, there may be a successor securities depository (all references to the Securities Depository include any such successor). The Company may also determine to discontinue participation in the system of book-entry transfer through the Securities Depository at any time by giving reasonable notice to the Securities Depository. If the book- entry system is terminated, Series 1994 Bond certificates will be delivered to the beneficial owners as provided herein.
The beneficial owners of the Series 1994 Bonds, upon registration of certificates held in the beneficial owners' names, will then become the registered owners of one of the Series 1994 Bonds and registration, transfer and exchange of the Series 1994 Bonds will be governed by Section 2.04 herein.

         Any supplemental indentures may provide that the additional Bonds issued thereunder may be subject to the provisions of this Section 2.12.


                                  ARTICLE III.


                                 ISSUE OF BONDS

         Section 3.01. Issue of Series 1994 Bonds. The Issuer may issue the Series 1994 Bonds following the execution of this Indenture; and the Trustee shall, at the Issuer's request, authenticate such Bonds and deliver them as specified in the request.

         Section 3.02. Issue of Additional Bonds. At the request of the Company, the Issuer may, but is not required to, issue additional Bonds of series other than the Series 1994 Bonds from time to time hereunder which will be equally and ratably secured under the Indenture, for any of the following purposes:

         A. To provide additional funds to finance completion of the Project, including any additional facilities to be financed under the Agreement.

         B. To pay the Cost of refunding through redemption or payment at maturity of all or part of the Outstanding Bonds of any series to the extent permitted by the terms thereof.

         In any such event the Trustee shall, at the request of the Issuer, authenticate the additional Bonds and deliver them as specified in the request, but only upon receipt of:

                 (1) A Certified Resolution of the Issuer and an indenture supplemental hereto,

                          (a) establishing the series to be issued and providing the terms of the Bonds thereof,

                          (b) authorizing the execution and delivery of the Bonds to be issued,

                          (c)  stating the purpose of the issue,

                          (d) if the purpose is refunding, authorizing the payment and redemption of the Bonds to be refunded, and

                          (e) setting forth any other matters relating to the issuance of the additional Bonds or the purpose for which they are to be issued;

                 (2)  A certificate of the Issuer

                          (a) stating that the Issuer is not aware of the existence of any existing Event of Default hereunder, and

                          (b) if the purpose is refunding, stating (i) that notice of redemption of the Bonds to be redeemed has been duly given or that provision has been made therefor and (ii) that the proceeds of the issue plus any other amounts stated to be available for the purpose will be sufficient to pay the principal or redemption price of such Bonds at maturity or on a specified redemption date plus interest accrued to such date or dates together with all other costs and expenses related to the refunding;

                 (3) An executed counterpart of any amendment or supplement to the Agreement not previously delivered;

                 (4)  An additional Debenture issued in accordance with Section
         4.3 of the Agreement;

                 (5)  The proceeds of the additional Bonds;

                 (6)  An opinion of recognized bond counsel to the effect that

                          (a) the purpose of the issue is one for which Bonds may be issued under this Section,

                          (b) all conditions prescribed herein as precedent to the issuance have been fulfilled,

                          (c) the additional Bonds have been validly authorized and executed and, when authenticated and delivered pursuant to the request of the Issuer, will be valid obligations of the Issuer entitled to the benefit of the trust created hereby, and

                          (d) all consents, approvals or certificates of any governmental authorities required to be obtained by the Issuer in connection with the issuance and related transactions have been obtained.

                 (7) An opinion of counsel to the Company that the Agreement, including any amendment thereto, has been duly authorized, executed and delivered and is a valid and binding obligation of the Company, and that the additional Debenture required under (4) above has been duly authorized, executed and delivered by and is a valid and binding obligation of the Company; and

                 (8) A certificate of the Company stating that no Event of Default exists under the Financing Agreement or the Indenture.

         Section 3.03. Disposition of Proceeds of Bonds. From the net proceeds of the Series 1994 Bonds there shall first be set aside with the Trustee as Revenues in the Bond Fund an amount representing the accrued interest received on the sale of the Series 1994 Bonds. Thereafter, the Trustee shall forthwith deposit the balance of the net proceeds of the Series 1994 Bonds in the Construction Fund. The disposition of the proceeds of any series of additional Bonds issued pursuant to Section 3.02 hereof shall be as provided in the Certified Resolution or supplemental indenture establishing such series.

                                  ARTICLE IV.

                              PROJECT CONSTRUCTION

         Section 4.01. Establishment of Construction Fund. The Trustee shall establish a Construction Fund for the payment of the Costs of the Project. The Construction Fund shall consist of the amounts deposited therein pursuant to this Indenture and any other amounts the Company or the Issuer may deposit therein. The amounts in the Construction Fund, until applied as hereinafter provided, shall be held for the security of all Bonds Outstanding hereunder. Such income or interest may be expended at any time or from time to time to pay costs of the Project in the same manner as the proceeds of Bonds deposited in the Construction Fund are expended and for no other purpose.

         Section 4.02. Payments from Construction Fund. The Trustee shall make payments from the Construction Fund upon receipt of a requisition from the Company in the form of Exhibit B to this Indenture, signed by its Chairman of the Board and Chief Executive Officer, any President, any Vice President, the Treasurer, any Assistant Treasurer or any other person designated by any of such officers, stating:

                 (a) The Costs to which the payment relates, and with respect to work and material, stating that such have been incorporated into the Project substantially in accordance with the plans and specifications therefor;

                 (b) The payee, which payee may be the Company in the case of work done by Company personnel and in the case of reimbursement for payments previously made by the Company (other than payments made by way of set-off of mutual claims between the Company and the payee), which payee may be the Trustee in the case of a requisition for payment of interest on the Bonds during acquisition and construction of the Project;

                 (c)  The amount of the payments to be made; and

                 (d) That the payment is due, is a proper charge against the Construction Fund and has not been the subject of any previous withdrawal therefrom or any other funds representing proceeds of Bonds issued by the Issuer on the Company's behalf.

         Each requisition will be accompanied by a statement in reasonable detail listing the Costs of the Project to be paid to any contractors, materialmen or suppliers or the Costs incurred or advanced by the Company for which it is to be reimbursed. The Trustee shall retain copies or records of each requisition for the Issuer and shall not destroy such records without the prior consent of the Issuer, which consent will not be unreasonably withheld.

         The establishment of the Construction Fund shall be for the benefit of the Company, and, except during the continuance of an Event of Default hereunder, the Company may enforce payments therefrom upon compliance with the procedures set forth in this Section 4.02.


         Section 4.03. Procedure Upon Completion of Project. When the Project is completed and ready to be placed in service, the Company shall deliver to the Trustee and the Issuer a certificate signed by an officer of the Company stating that (a) the Project has been completed in accordance with the provisions of the Agreement, and (b) payment, or provision therefor, of the Cost of the Project has been made except for any cost of the Project not then due and payable or the liability for payment of which is being contested or disputed by the Company. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being. Upon the submission of such certificate to the Trustee and the Issuer, any amounts remaining in the Construction Fund (including the earnings from investments thereof) shall be applied by the Trustee, at the written direction of the Company, (a) to the purchase of Bonds of any series at such price and upon such terms and conditions as the Company may direct, or (b) to the redemption of Bonds of any series, on the first date on which the Bonds may be optionally redeemed pursuant to the terms thereof occurring after such completion, at the applicable optional redemption price provided. Any Bonds purchased or redeemed by the Trustee in accordance with this Section 4.03 shall be cancelled, and the Company will receive a credit corresponding to such Bonds, and to any deposit in the Bond Fund as contemplated by this Section 4.03, against its obligation to make payments under the Debentures and under the Agreement.


                                   ARTICLE V.

                        REVENUES AND APPLICATION THEREOF

         Section 5.01. Revenues to Be Paid Over to Trustee. The Issuer has directed the Revenues to be paid directly to the Trustee. If, notwithstanding these arrangements, the Issuer receives any payments pursuant to the Debentures or the Agreement (other than payments owed to the Issuer under Sections 5.4, 5.5 and 5.7 thereof), the Issuer shall immediately pay over the same to the Trustee to be held as Revenues.

         Section 5.02. Bond Fund. There is hereby established with the Trustee a Bond Fund which the Trustee shall make available to the Issuer's Paying Agent or agents to pay the principal of Bonds as they mature, upon surrender thereof, the premium, if any, on the Bonds as it becomes payable, and the interest on Bonds as it becomes payable. The Trustee may establish separate accounts within the Bond Fund for separate series of Bonds. When Bonds are redeemed or purchased, the amount, if any, in the Bond Fund representing interest thereon shall be applied to the payment of accrued interest in connection with such redemption or purchase. Whenever the amount in the Bond Fund is sufficient to redeem all of the Outstanding Bonds and to pay interest accrued to the redemption date, the Issuer will, upon request of the Company, cause the Trustee to redeem all such Bonds on the applicable redemption date specified by the Company. Any amounts remaining in the Bond Fund after payment in full of the principal, premium, if any, and interest on the Bonds (or provision for payment thereof) and the fees, charges and expenses of the Issuer, the Trustee and any paying agents, shall be paid to the Company. All payments on the Debentures shall be credited as received to the Bond Fund.

         Section 5.03. Sinking Funds. There shall be no sinking fund requirement for the Series 1994 Bonds. The Trustee shall establish such other sinking funds for any series of additional Bonds as may be directed in the Certified Resolution or supplemental indenture establishing such series. The Trustee shall use the sinking fund for each series to purchase or redeem Bonds of such series. The Company may deliver Bonds purchased by it as a credit against the next ensuing and future sinking fund payments in the order in which they become due; provided that such Bonds so delivered by the Company shall be of the same series and maturity in respect of which the sinking fund payment is to be made and shall be delivered no less than 45 days before the sinking fund redemption date. Bonds so delivered shall be credited at the sinking fund redemption price set forth in the form of Bonds. If at any time all the Bonds of any series shall have been purchased, redeemed or paid, the Trustee shall make no further transfers to the sinking fund for such series and shall treat any balance then in such fund as Revenues in the Bond Fund with a corresponding credit against the Company's obligation to make payments under the Debentures and the Agreement.

         If any series of Bonds is to be paid or redeemed in full, any balance in any sinking fund for such series may, at the option of the Issuer, to be exercised at the request of the Company, be applied in whole or in part to the payment or redemption of such series or transferred to the Bond Fund.

         Section 5.04. Revenues to Be Held for All Bondholders; Certain Exceptions. Revenues and investments thereof shall, until applied as provided in this Indenture, be held by the Trustee for the benefit of the owners of all Outstanding Bonds, except that any portion of the Revenues in the Bond Fund or any sinking fund representing principal or redemption price of, and premium, if any, and interest on, any matured Bonds, or any Bonds previously called for redemption in accordance with Article VII of this Indenture, shall be held for the benefit of the owners of such Bonds only.

                                  ARTICLE VI.

                SECURITY FOR AND INVESTMENT OR DEPOSIT OF FUNDS

         Section 6.01. Trust Fund Deposits. All moneys received by the Trustee under this Indenture shall, except as hereinafter provided, be deposited as trust funds with the Trustee, until or unless invested or deposited as provided in Section 6.02.

         Section 6.02. Investment or Deposit of Funds. The Trustee shall, at the request and written direction of the Company, invest moneys held in the Construction Fund and the Bond Fund established under this Indenture exclusively in the types of obligations described in this Section, which are authorized investments under the Act, or deposit such moneys in time accounts (including accounts evidenced by time certificates of deposit), which may be maintained with the commercial department of the Trustee or with its affiliate, provided that all investments shall mature, or be subject to redemption by the owner at not less than the principal amount thereof or the cost of acquisition, whichever is lower - and all deposits in time accounts shall be subject to withdrawal - not later than the date when the amounts will foreseeably be needed for purposes of this Indenture. The investments permitted under this Section shall include the following, to the extent permitted by applicable law:
(i) obligations issued or guaranteed by the United States of America; (ii) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States; (iii) obligations issued or guaranteed by any state of the United States or the District of Columbia rated within one of the two highest rating categories by any nationally recognized rating service; (iv) commercial or finance company paper receiving the highest rating of any nationally recognized rating service which may include, to the extent permitted by applicable law, other obligations of the Company; (v) bankers' acceptances drawn on and accepted by commercial banks having combined capital and surplus of not less than $50,000,000; (vi) repurchase agreements fully secured by obligations of the type specified in (i) and (ii) above; (vii) certificates of deposit issued by commercial banks having combined capital and surplus of not less than $50,000,000; and (viii) internal money market fund vehicles managed by the Trustee or its affiliates or externally managed money market funds approved by the Trustee as long as the money market funds are invested in one or more of the securities specified in this Section. The Trustee, in purchasing securities of the type described in clauses (i) and (ii) in the preceding sentence, may make any such purchase subject to agreement with the seller for repurchase by the seller, at a later date, and in such connection may accept the seller's agreement for the payment of interest in lieu of the right to receive the interest payable by the issuer of the security purchased, provided that title to the security so purchased by the Trustee shall vest in the Trustee, that the Trustee shall have actual or constructive possession of such security, and that the current market value of such security (or of cash or additional securities of the type described in said clauses pledged with the Trustee as collateral for the purpose) is at all times at least equal to the total amount thereafter to become payable by the seller under said agreement.

         The interest and income received upon such investments of the Construction Fund, Bond Fund or any sinking fund, and any profit or loss resulting from the sale of any investment shall be added or charged to such Fund. The Company shall restore to the appropriate Fund all amounts necessary to cover all losses resulting from the sale of any investments. In the case of all other Revenues representing moneys held in the Bond Fund or in any sinking fund, such interest or income received or paid shall be held in, the Bond Fund with a corresponding credit against the Company's obligation to make payments under the Debentures and the Agreement.

         The Trustee is directed to sell and reduce to cash funds a sufficient amount of such investments whenever the cash balance in the Construction Fund or the Bond Fund is insufficient to pay amounts properly payable therefrom.

         The Trustee may make any and all investments permitted under this Section through its own bond or investment department or affiliate.


                                  ARTICLE VII.

                              REDEMPTION OF BONDS


         Section 7.01. Bonds Subject to Redemption; Selection of Bonds to be Called for Redemption. The Bonds may be subject to redemption prior to maturity if, as and to the extent provided therein. Unless otherwise provided in respect of a series of Bonds, if less than all the Bonds of a series or of a maturity are to be redeemed, the particular Bonds of such series or maturity to be called for redemption shall be selected by lot by the Trustee in any manner deemed fair and reasonable by the Trustee. The Issuer shall deliver to the Trustee an officer's certificate meeting the requirements of Section 10.22 and a direction to the Trustee to call Bonds for optional redemption, which certificate and direction shall be delivered prior to such redemption date (at a time mutually acceptable to the Issuer, the Company and the Trustee) when and only when (a) the Issuer shall have been notified by the Company to do so and the Company has itself notified the Trustee of a corresponding prepayment to be made under the Debentures, or (b) the Debenture corresponding to the series of Bonds to be redeemed has been cancelled pursuant to Article XIII hereof.


         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

         Section 7.02. Notice of Redemption. When required to redeem Bonds under any provision of this Indenture, the Trustee shall cause notice of the redemption to be given by first-class mail, postage prepaid, mailed to all registered owners of Bonds to be redeemed at their registered address not more than 60 days nor less than 30 days prior to the redemption date. In addition, the Trustee shall send a copy of such notice by registered or certified mail or overnight delivery service, return receipt requested, postage prepaid, to each registered securities depository and nationally recognized information service that disseminates redemption information, sent at least two business days in advance of the mailing of notice to Bondholders. In addition the Trustee shall at all reasonable times make available to any interested party complete information as to Bonds which have been redeemed or called for redemption. Any such notice shall be given in the name of the Issuer, shall identify the Bonds to be redeemed (and, in the case of partial redemption of any Bonds, the respective principal amounts thereof to be redeemed), shall specify the redemption date and the redemption price, shall state that on the redemption date the Bonds called for redemption will be payable at the principal corporate trust office of the Trustee and that from that date interest will cease to accrue. Failure to mail any notice or defect in the mailed notice or in the mailing thereof in respect of any Bond shall not affect the validity of the redemption of any other Bond.

         The Trustee may use "CUSIP" numbers on notices of redemption as a convenience to Bondholders provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of redemption and that reliance may be placed only on the identification numbers containing the prefix established under the Indenture.

         Section 7.03. Payment of Redemption Price. If (a) unconditional notice of redemption has been duly published or duly waived by the owners of all Bonds called for redemption or (b) conditional notice of redemption has been so given or waived and the redemption moneys have been duly deposited with the Trustee, then in either case the Bonds called for redemption shall be payable on the redemption date at the applicable redemption price. Payment of the redemption price and accrued interest shall be made by the Trustee to or upon the order of the owners of the Bonds called for redemption upon surrender of such Bonds. The redemption price in respect of Bonds, the expenses of giving notice and any other expenses of redemption (except accrued interest), shall be paid out of the Fund from which redemption is to be made or from other moneys which the Issuer makes available for such purpose. Accrued interest shall be paid out of the Bond Fund.

         Section 7.04. Bonds Redeemed in Part. Any Bond which is to be redeemed only in part shall be surrendered at a place stated for the surrender of Bonds called for redemption in the notice provided for in Section 7.02 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the owner thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the owner of such Bond without service charge, a new Bond or Bonds, of any authorized denomination as requested by such owner in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

         Section 7.05. Bond Redemption Fund for Refunding Issues. Whenever the Issuer issues Bonds hereunder for refunding purposes, the Issuer may, by the Certified Resolution or supplemental indenture authorizing the Bonds, direct the Trustee to establish a separate bond redemption fund and to deposit therein the proceeds of the refunding Bonds. The Certified Resolution or supplemental indenture shall specify the investment and application of amounts so deposited including, without limitation, the transfer thereof to any other fiscal agent or trustee of the Issuer and the time and conditions for such transfer.


                                 ARTICLE VIII.

                            COVENANTS OF THE ISSUER

         Section 8.01. Power and Authority of the Issuer. The Issuer is a public corporation of the State of Mississippi, validly organized and existing in good standing under the laws of such State, with full power and authority to issue the Bonds, and to execute, deliver and perform its obligations under the Agreement and this Indenture. The Issuer has the necessary power under the Act, and has duly taken all action on its part required to execute and deliver this Indenture and the Agreement and to undertake the financing of the Project through the issuance of its Bonds. The execution, delivery and performance of this Indenture and the Agreement by the Issuer will not violate or conflict with any instrument by which the Issuer or its properties are bound.

         Section 8.02. Payment of Principal of and Premium, if any, and Interest on the Bonds, Appointment of Paying Agent. The Issuer shall promptly pay or cause to be paid the principal or applicable redemption price of, and the premium, if any, and interest on, every Bond issued hereunder according to the terms thereof, but shall be required to make such payment only out of Revenues. The Issuer shall appoint one or more Paying Agents for such purpose, each such agent to be a national banking association, a bank and trust company or a trust company. The Paying Agent shall hold in trust for the benefit of the Bondholders or the Trustee all sums held by it for payment of principal of or interest on the Bonds, and shall give to the Trustee notice of any default by the Issuer or the Company in the making of any such payment. The Issuer hereby appoints the Trustee to act as sole Paying Agent, and designates the principal corporate trust office of the Trustee as the place of payment, such appointment and designation to remain in effect until notice of change is filed with the Trustee.

         Section 8.03. Corporate Existence; Compliance with Laws. The Issuer shall maintain its existence; shall use its best efforts to maintain and renew all its rights, powers, privileges and franchises; and shall comply with all valid and applicable laws, acts, rules, regulations, permits, orders, requirements and directions of any legislative, executive, administrative or judicial body.

         Section 8.04. Enforcement of Agreement; Prohibition Against Amendments; Notice of Default. The Issuer shall cooperate with the Trustee to enforce the payment of all amounts payable under the Debentures and the Agreement and the Trustee shall require the Company to perform its obligations thereunder. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement as amended or supplemented from time to time, except that it shall not amend the Agreement without the consent of the Trustee pursuant to Section 12.03 hereof. Prior to making any amendment or supplement, the Issuer shall file with the Trustee a copy of the proposed amendment or supplement and, unless the Trustee shall have otherwise given its consent to such amendment or supplement, an opinion of Counsel selected by the Trustee to the effect that such amendment or supplement will not materially adversely affect the interests of the Bondholders. The Issuer shall give prompt notice to the Trustee of any default known to the Issuer under the Debentures or the Agreement or any amendment or supplement thereto.

         Section 8.05. Further Assurances. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Bondholders may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.

         Section 8.06. Financing Statements. The Trustee shall cause this Indenture or a financing statement relating hereto to be filed, in such manner and at such places as may be required by law fully to protect the security of the owners of the Bonds and the right, title and interest of the Trustee in and to the trust estate or any part thereof. The Trustee shall execute or cause to be executed any and all further instruments as may be required by law or as shall reasonably be requested by the Company or the Issuer for such protection of the interests of the Bondholders, and shall furnish satisfactory evidence to the Company and the Issuer of filing and refiling of such instruments and of every additional instrument which shall be necessary to preserve the lien of this Indenture upon the trust estate or any part thereof until the principal of and premium, if any, and interest on the Bonds issued hereunder shall have been paid.


         Section 8.07. Authorized Officers. The Issuer and the Company will each provide to the Trustee a list of those officers, including their titles and specimen signatures, who are authorized to provide direction to the Trustee on behalf of the Issuer and the Company, respectively, and will update such list as appropriate to evidence changes thereto.


                                  ARTICLE IX.

                         EVENTS OF DEFAULT AND REMEDIES

         Section 9.01. Events of Default Defined. Each of the following shall be an "Event of Default" hereunder:

                 A. If payment of the principal or redemption price of, or any premium on, any Bond is not made when it becomes due and payable at maturity or upon call for redemption; or

                 B. If the required payment is not made into any sinking fund established pursuant to this Indenture when the same is due and payable; or

                 C. If the payment of any installment of interest on any Bond is not made when it becomes due and payable and such failure continues for thirty (30) days; or

                 D. If an "Event of Default" as defined in the Agreement occurs.

         Section 9.02. Acceleration and Annulment Thereof. If any Event of Default occurs, the Trustee may in its discretion, and upon request of the owners of 25% in principal amount of the Bonds then Outstanding shall, by notice in writing to the Issuer and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable; and upon such declaration the said principal, together with premium, if any, and interest accrued thereon, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in said Bonds to the contrary notwithstanding. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Debentures and the Agreement to declare all payments thereunder to be immediately due and payable.

         If, after the principal of said Bonds has been so declared to be due and payable, all arrears of interest upon the Bonds (and interest on overdue installments of interest at the rate borne by the Bonds) are paid or caused to be paid by the Issuer, and the Issuer also performs or causes to be performed all other things in respect of which it may have been in default hereunder and pays or causes to be paid the reasonable charges of the Trustee, the Bondholders and any trustee appointed under the Act, including reasonable attorney's fees, then, and in every such case, the owners of a majority in principal amount of the Bonds then Outstanding, by notice to the Issuer and to the Trustee, may annul such declaration and its consequences and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

         Section 9.03. Other Remedies; Waiver. (a) If any Event of Default occurs and is continuing, the Trustee, before or after declaring the principal of the Bonds immediately due and payable, may enforce each and every right granted to the Issuer or the Trustee under the Debentures and the Agreement or any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article IX, the Trustee shall take such action, as in the judgment of the Trustee, applying the standards described in
Section 10.07 hereof, would best serve the interests of the Bondholders.

         (b) The holders of not less than a majority in principal amount of the Bonds Outstanding may, on behalf of all Bondholders, consent to the waiver of any past default and its consequences thereof, except a default in the payment of the principal of, or premium, if any, or interest on the Bonds or in respect of a covenant or provision hereof which under Article XII cannot be modified or amended without the consent of the holders of sixty-six and two-thirds percent of the principal amount of the Bonds Outstanding or the holder of each Bond Outstanding affected. Upon such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 9.04. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the owners of 25% in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction, shall, in its own name, or in combination with the Issuer:

                 A. By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require collection of the amounts payable under the Debentures and the Agreement and to require the carrying out of any other provisions of this Indenture for the benefit of the Bondholders;

                 B.  Bring suit upon the Bonds and the Debentures;

                 C. By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders; and

                 D. File such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders allowed in any judicial proceedings relative to the Issuer or the Company upon the Bonds, its creditors or its property.

         Section 9.05. Discontinuance of Proceedings by Trustee. If any proceeding taken by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder as though no such proceeding had been taken, but subject to the limitations of any such adverse determination.

         Section 9.06. Bondholders May Direct Proceedings. The owners of a majority in principal amount of the Bonds Outstanding hereunder shall have the right to direct the time, method and place of conducting all remedial proceedings available to the Trustee hereunder, or exercise any trust power conferred upon the Trustee; provided that such direction shall not be otherwise than in accordance with law or the provisions of this Indenture, and that the Trustee shall not be required to comply with any such direction which it deems to be unlawful or unjustly prejudicial to Bondholders not parties to such direction.

         Section 9.07. Limitations on Actions by Bondholders. No Bondholders shall have any right to pursue any remedy hereunder or under the Debentures or the Agreement unless:

                 (a) the Trustee shall have been given written notice of an Event of Default,

                 (b) The owners of at least 25% in principal amount of the Bonds Outstanding respecting which there has been an Event of Default shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names,

                 (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, and

                 (d) the Trustee shall have failed to comply with such request within a reasonable time;

provided, however, that nothing herein or any other provision of this Indenture shall preclude the owner of any Bond with respect to which an Event of Default under Section 9.01 A, B or C has occurred and is continuing from bringing an action at law to enforce the right of payment on such Bond and the right to receive such payment is absolute and unconditional and shall not be impaired without the consent of such owner.

         Section 9.08. Trustee May Enforce Rights Without Possession of Bonds. All rights under the Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceedings instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.

         Section 9.09. Delays and Omissions Not to Impair Rights. No delay or omission in respect of exercising any right or power accruing upon any Event of Default shall impair such right or power or be a waiver of such Event of Default and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

         Section 9.10. Application of Moneys in Event of Default. Any moneys received by the Trustee under this Article IX shall be applied:

                 First: to the payment of the expenses of the Trustee including reasonable Counsel fees, any disbursements of the Trustee with interest thereon and its reasonable compensation and all other amounts owed to the Trustee under this Indenture or the Agreement;

                 Second: to the payment of expenses of the Issuer, if any, including reasonable counsel fees, actually incurred in connection with the Project and remaining unpaid;

                 Third: to the payment of principal, premium, if any, and interest then owing on the Bonds, including any interest on overdue interest, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal, premium, if any, and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest.

         The surplus, if any, shall be paid to the Company or the person lawfully entitled to receive the same as a court of competent jurisdiction may direct.

         Section 9.11.  Trustee and Bondholders Entitled to All Remedies Under
Act: Remedies Not Exclusive. It is the purpose of this Article to provide to the Trustee and the Bondholders all rights and remedies as may be lawfully granted under the provisions of the Act; but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every remedy permitted by the Act. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under the Act.

         No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         Section 9.12. Trustee's Right to Receiver. The Trustee shall be entitled as of right to the appointment of a receiver; and the Trustee, the Bondholders and any receiver so appointed shall have such rights and powers and be subject to such limitations and restrictions as may be contained in or permitted by the Act.


                                   ARTICLE X.

                                  THE TRUSTEE

         Section 10.01. Acceptance of Trust. The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article, to all of which the parties hereto and the Bondholders are bound.

         Section 10.02. Qualification of the Trustee. There shall at all times be one or more trustees hereunder at least one of whom shall be a corporation organized and doing business under the laws of the United States or of any state or territory of the United States or the District of Columbia or a corporation or other person permitted to act as trustee by the United States Securities and Exchange Commission (the "SEC"), which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by federal, state, territorial or District of Columbia authority. The Trustee shall at all times have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.02, the combined capital and surplus shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an obligor upon the Bonds or a person directly or indirectly controlling, controlled by or under common control with such obligor. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.02, it shall resign immediately in the manner and with the effect specified in Section
10.12 hereof.

         Section 10.03. Responsibilities. (a) The recitals, statements and representations in the Indenture or in the Bonds, save only the Trustee's certificate upon the Bonds, have been made by the Issuer or the Company and not by the Trustee; and the Trustee shall be under no responsibility for the correctness thereof.

         (b) The Trustee shall not be responsible for the validity of this Indenture or for insuring the Project or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value or title of the Project; except that in the event the Trustee enters into possession of a part or all of the Project pursuant to any provision of this Indenture it shall use due diligence in preserving such property.

         (c)   Except during the continuance of an Event of Default,

                 (1) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture or the Agreement.

         Section 10.04. Trustee May Act Through Agents; Answerable Only for Willful Misconduct or Negligence. The Trustee may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to advice of Counsel concerning all questions hereunder. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture nor for anything whatever in connection with the trust hereunder, except only its own willful misconduct or negligence or that of its agents, officers and employees, except that

                 (1) this subsection shall not be construed to limit the effect of subsection (c) of Section 10.03;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds then Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the provisions of this Indenture; and

                 (4) no provision of this Indenture or the Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 10.05. Compensation and Indemnity. (a) The Company shall pay the Trustee reasonable compensation for its services hereunder, and also all its reasonable expenses and disbursements. The Company has agreed under
Section 5.5 of the Agreement to indemnify the Trustee against any claims arising out of the exercise and performance of its powers and duties hereunder in good faith and without willful misconduct or negligence.

         (b) The parties to this Indenture, the Company and the Bondholders agree that a court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, provided that the provisions of this subsection (b) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder or group of Bondholders holding in the aggregate more than 10% in principal amount of Bonds Outstanding, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest of any Bond, on or after the respective due dates expressed in the Bond.

         Section 10.06. Notice of Default; Right to Investigate. The Trustee shall, within 30 days after the occurrence thereof, give written notice by first class mail to the holders specified in Section 10.23(c) of all defaults known to the Trustee and send a copy of such notice to the Issuer and the Company, unless such defaults have been remedied (the term "defaults" for purposes of this Section and Section 10.07 hereof being defined to include the events specified in clauses A through D of Section 9.01 hereof, not including any notice or periods of grace provided for therein); provided, however, that, except in the case of default in the payment of the principal or premium, if any, and interest under the Bonds or the Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders. The Trustee shall not be deemed to have notice of any default under Clause D of Section 9.01 hereof (other than a default under Section 6.1(a) of the Agreement) unless it has actual knowledge thereof or has been notified in writing of such default by the owners of at least 25% in principal amount of the Bonds then Outstanding. The Trustee may, however, at any time require of the Issuer or the Company full information as to the performance of any covenant hereunder or under the Agreement; and, if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made an investigation into the affairs of the Issuer or the Company related to this Indenture and the properties covered hereby.

         Section 10.07. Obligation to Act on Defaults. If any Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use in the circumstances in the conduct of his or her own affairs.

         Section 10.08. Reliance on Requisition, Counsel, etc. The Trustee may act on any requisition, resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper persons or to have been prepared and furnished pursuant to any of the provisions of this Indenture; and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

         The Trustee will be entitled to rely upon opinions of Counsel and will not be responsible for any loss or damage resulting from reliance in good faith thereon, except for its own negligence or willful misconduct.

         Section 10.09. Trustee May Own Bonds. The Trustee may in good faith buy, sell, own and hold any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if the Trustee were not a party to this Indenture. The Trustee may also engage in or be interested in any financial or other transaction with the Issuer or the Company, provided that if the Trustee determines that any such relation is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as Trustee.

         Section 10.10. Construction of Ambiguous Provisions. The Trustee may construe any ambiguous or inconsistent provisions of this Indenture, and any such construction by the Trustee shall be binding upon the Bondholders. In construing any such provision, the Trustee will be entitled to rely upon opinions of Counsel and will not be responsible for any loss or damage resulting from reliance in good faith thereon except for its own negligence or willful misconduct.

         Section 10.11 Disqualification; Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this
Section 10.11, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in the next sentence) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90- day period, either eliminate such conflicting interest or, except as otherwise provided in this subsection, resign in the manner and with the effect hereinafter specified in this Article X.

         (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 10.11, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Bondholders in the manner and to the extent provided in Section 10.23(c) hereof.

         (c) For the purposes of this Section 10.11, the Trustee shall be deemed to have a conflicting interest if the Bonds are in default (as defined in this Indenture but exclusive of any grace period or requirement of notice) and

                 (1) the Trustee is trustee under another indenture under which any other securities or certificates of interest or participation in any other securities, of the Company are outstanding or is trustee for more than one outstanding series of securities (as hereinafter defined) under a single indenture of the Company, unless such other indenture is a collateral trust indenture under which the only collateral consists of securities issued under the other indenture, provided that there shall be excluded from the operation of this paragraph the First Amended and Restated Indenture from the Company to Bank of America National Trust and Savings Association (an affiliate of the Trustee), dated as of March 1, 1988, as amended by the First Supplemental Indenture thereto, dated as of November 6, 1992 and also any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                          (i) this Indenture and any such other indenture or indentures are wholly unsecured and rank equally, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, as amended, unless the SEC shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of said Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures (or such series) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures, or

                          (ii) the Company shall have sustained the burden of proving, on application to the SEC and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series;

                 (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

                 (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

                 (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection, to act as trustee, whether under an indenture or otherwise;

                 (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter of the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                 (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

                 (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                 (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% more of the voting securities of the Company;

                 (9) the Trustee owns, on the date of default of the Bonds (as defined in this Indenture but exclusive of any grace period or requirement of notice) or any anniversary of such default while such default remains outstanding, in the capacity as executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which include them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default of the Bonds and annually in each succeeding year that the Bonds remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make any payment required by the Agreement when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6),
         (7) and (8) of the subsection; or

                 (10)  except under the circumstances described in subsections
         (1), (3), (4), (5) or (6) of Section 10.20(b), the Trustee shall be or shall become a creditor of the Company.

         For purposes of paragraph (1) of this subsection, the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

         The specification of percentages in paragraphs (5) to (9), inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection.

         For the purposes of paragraphs (6), (7), (8) and (9) of this subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

         For the purposes of this subsection, the term "underwriter" when used with reference to the Company or upon the Bonds means every person who, within one year prior to the time as of which the determination is made, was an underwriter of any security of the Company outstanding at the time of determination.

         Except in the case of a default in the payment of the principal of or interest on any Bond, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by this subsection if the Trustee shall have sustained the burden of proving, on application to the SEC and after opportunity for hearing thereon, that

                          (i) the default under this Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and

                          (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of the Bondholders. The filing of such an application shall automatically stay the performance of the duty to resign until the SEC orders otherwise.

         Section 10.12. Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by written resignation filed with the Executive Director of the Issuer not less than 60 days before the date when it is to take effect, with copies of such notice mailed to the Company and the Bondholders. Such resignation shall take effect only upon the appointment of a successor trustee meeting the requirements of Section 10.15 hereof.

         Section 10.13. Removal of Trustee. Any Trustee hereunder may be removed at any time by an instrument appointing a successor to the Trustee so removed, executed by the owners of a majority of the Bonds then Outstanding and filed with the Trustee and the Issuer. If at any time (i) the Trustee shall fail to comply with Section 10.11(a) hereof after written request therefor by the Company or by any Bondholder who has been a bona fide Bondholder for at least six months; (ii) the Trustee shall cease to be eligible under Section
10.02 hereof and shall fail to resign after written request therefor by the Issuer, the Company or by any Bondholder who shall have been a bona fide holder for at least six months; or (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, at the direction of the Company, or the Company may remove the Trustee or (ii) subject to Section 10.05(b) hereof, any Bondholder who has been a bona fide Bondholder for at least six months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Section 10.14. Appointment of Successor Trustee. If the Trustee or any successor trustee resigns or is removed (other than pursuant to Section
10.13 hereof) or dissolved, or if its property or business is taken under the control of any state or federal court or administrative body, a vacancy shall forthwith exist in the office of the Trustee, and the Issuer at the direction of the Company shall appoint a successor and shall mail notice thereof to the Bondholders at least thirty days prior to the effective date of such appointment; provided, that failure to provide such notice shall not affect such appointment. If the Issuer fails to make such appointment within 60 days after the date notice of resignation is filed, the owners of a majority of the Bonds then Outstanding may do so.

         Section 10.15. Qualification of Successor. A successor trustee shall meet the requirements of Section 10.02 hereof.

         Section 10.16. Instruments of Succession. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer an instrument in writing accepting such appointment hereunder; and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. The Trustee ceasing to act hereunder shall pay over to the successor trustee all moneys held by it hereunder; and, upon request of the successor trustee, the Trustee ceasing to act and the Issuer shall execute and deliver an instrument transferring to the successor trustee all the estates, properties, rights, powers and trust hereunder of the Trustee ceasing to act. The Company shall be provided with a copy of each instrument mentioned herein.

         Section 10.17. Merger of Trustee. Any company or national banking association into which any Trustee may be merged or converted or with which it may be consolidated or any company or national banking association resulting from any merger, conversion or consolidation to which it shall be a party or any company or national banking association to which any Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company or national banking association shall be a bank or trust company organized under the laws of any state of the United States or a national banking association and shall be authorized by law to perform all the duties imposed upon it by the Indenture, shall be the successor to such Trustee without the execution or filing of any paper or the performance of any further act, provided that such successor to such Trustee shall be eligible under the provisions of this Indenture.

         Section 10.18. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the laws of the State of Mississippi) denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, the Debentures or the Agreement, and in particular in case of the enforcement of any such document in default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or Co-Trustee. The following provisions of this Section are adopted to these ends.

         The Trustee may appoint an additional institution as a separate or Co-Trustee, in which event such and every remedy, power, right, claim, demand, cause of action, indemnity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in the Trustee or the Trustee and such separate or Co-Trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such remedy, power, right, claim, demand, cause of action, indemnity, estate, title, interest, and lien shall be exercised and performed by such separate or Co-Trustee.

         Should any deed, conveyance or instrument in writing from the Issuer be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercisable by the Trustee until the appointment of a new Trustee or successor to such separate or Co-Trustee.

         Section 10.19. Intervention by Trustee. In any judicial proceeding to which the Issuer or the Company is a party and which in the opinion of the Trustee and its Counsel has a substantial bearing on the interests of owners of the Bonds, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the owners of at last 25% in principal amount of Bonds then Outstanding and furnished indemnity. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

         Section 10.20.  Preferential Collection of Claims against Company.
(a) Subject to subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section 10.20, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually and the Bondholders:

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the Trustee

                          (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable state law;

                          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

                          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

                          (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purpose of paragraphs (B), (C) and (D), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee and the Bondholders in such manner that the Trustee and the Bondholders realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Bondholders dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Bankruptcy Act or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Bondholders, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Bondholders with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee which has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

                          (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months' period; and

                          (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

         (b) There shall be excluded from the operation of subsection (a) of this Section 10.20, a creditor relationship arising from

                          (1) the ownership or acquisition of securities issued under any indenture, or any series of securities having a maturity of one year or more at the time of acquisition by the Trustee;

                          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in this Indenture;

                          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

                          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

                 (c)  For the purposes of this Section 10.20 only:

                          (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Bonds when and as such principal or interest becomes due and payable.

                          (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

                          (3)  The term "cash transaction" means any
         transaction in which full payment for goods or securities sold is made within 7 days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                          (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         Section 10.21. Company to Furnish Trustee Certain Information; Preservation of Information; Communication to Bondholders. (a) The Company shall furnish or cause to be furnished to the Trustee semi-annually, not less than 45 days nor more than 60 days after each semi-annual interest payment date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the holders of the Bonds unless the Trustee shall be appointed by the Issuer as Bond Registrar. The Trustee shall preserve, in as current a form as is reasonably practicable, all such information furnished to it or received by it in the capacity of paying agent.

         (b) If three or more holders of Bonds (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six months preceding the date of such application, stating that the applicants desire to communicate with other holders of Bonds with respect to their rights under this Indenture or under the Bonds and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                 (i) afford such applicants access to all information so furnished to it or received by it, or

                 (ii) inform such applicants as to the approximate number of holders of Bonds according to the most recent information so furnished to it or received by it, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford the applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within 5 days after such tender, the Trustee shall mail to such applicants and file with the SEC together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of the Bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for hearing upon the objections specified in the written statement so filed, the SEC may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any or all of such objections. If, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender.

         (c) Each and every Bondholder, by receiving and holding the same, agrees with the Issuer, the Company and the Trustee that neither the Issuer, the Company, the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Bondholders in accordance with a request made under paragraph (b) hereof.

         Section 10.22. Compliance Certificates and Opinions. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer or the Company shall furnish to the Trustee an officer's certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an opinion of counsel, who may be counsel for the Issuer or the Company and shall be appointed by order of the Issuer, signed in the name of the Issuer by the Executive Director or Secretary, stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         (b) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 10.24(a)) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Section 10.23. Reports by Trustee. (a) Within 60 days after May 15, in each year commencing with May 15, 1995, the Trustee shall submit to the Bondholders, as required by the Trust Indenture Act, as amended, as provided in subsection (c) of this Section 10.23, a brief report dated as of such reporting date with respect to:

         (1) any change to its eligibility and its qualifications under Sections 10.02 and 10.11;

         (2) the creation of or any material change to the relationships specified in paragraphs (1) through (10) of Section 10.11(c);

         (3) the character and amount of any advances made by the Trustee, as trustee, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on the trust estate or any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Bonds Outstanding on the date of such report;

         (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 10.20(b)(2), (3), (4) or (6);

         (5) any change to the property and funds, if any, physically in the possession of the Trustee on the date of such report;

         (6) any change to any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported;

         (7) any additional issue of Bonds which it has not previously reported; and

         (8) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Bonds or the trust estate, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 10.06.

         (b) The Trustee shall transmit to the Bondholders, as provided in subsection (c) of this Section, a brief report with respect to (1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by paragraph (1) of subsection (b) of Section 10.22, is less than 10% of the principal amount of Bonds Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection
(a) of this Section 10.23 (or if no such report has yet been so transmitted, since the date of execution of this Indenture) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate less than 10% of the principal amount of the Bonds Outstanding at such time, such report to be transmitted within 90 days after such time.

         (c) Reports pursuant to this Section 10.23 shall be transmitted by mail:

                 (1) to all registered holders of Bonds, as the names and addresses of such holders appear upon the registration books of the Company;

                 (2) to such holders of Bonds as have, within the 2 years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                 (3) except in the case of reports pursuant to subsection (b) of this Section 10.23, to all holders of Bonds whose names and addresses have been furnished to or received by the Trustee pursuant to Section 10.21.

         (d) A copy of each such report shall, at the time of such transmission to Bondholders, be filed by the Trustee with each stock exchange upon which the Bonds are listed and also with the SEC. The Issuer will cause the Company to notify the Trustee when the Bonds are listed on any stock exchange.

         Section 10.24.  Reports of Company.  (a) The Company shall

         (1) file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer and the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

         (3) transmit to the holders of the Bonds, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in
Section 10.23(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this subsection as may be required by rules and regulations prescribed from time to time by the SEC; and

         (4) annually furnish to the Trustee a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture).

         (b)  The Company shall furnish to the Trustee:

                 (1) promptly after the execution and delivery of this Indenture, an opinion of counsel (who may be of counsel for the Issuer) either stating that in the opinion of such counsel this Indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to make such lien effective; and

                 (2) annually furnish the Trustee with an opinion of counsel (which may be of counsel for the Issuer or the Company) either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, rerecording, and refiling of this Indenture as is necessary to maintain the lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain the lien.

         (c) The Company shall furnish to the Trustee a certificate or opinion of an engineer, appraiser, or other expert as to the fair value -

                 (1) of any property or securities to be released from the lien of this Indenture, which certificate or opinion shall state that in the opinion of the person making the same, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof, and requiring further that such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this paragraph, is 10% or more of the aggregate principal amount of the Bonds at the time Outstanding; but such a certificate or opinion of an independent engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificates or opinion required by this paragraph is less than $25,000 or less than 1% of the aggregate principal amount of the Bonds at the time Outstanding;

                 (2) to the Company of any securities (other than the Bonds and securities secured by a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture), the deposit of which with the Trustee is to be made the basis for the authentication and delivery of the Bonds, the withdrawal of cash constituting a part of the trust estate or the release of property or securities subject to the lien of this Indenture, and requiring further that if the fair value to the Company of such securities and of all other such securities made the basis of any such authentication and delivery, withdrawal, or release since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this paragraph, is 10% or more of the aggregate principal amount of the Bonds at the time Outstanding, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert and, in the case of the authentication and delivery of Bonds, shall cover the fair value to the Company of all other such securities so deposited since the commencement of the current calendar year as to which a certificate or opinion of an independent engineer, appraiser, or other expert has not previously been furnished; but such a certificate of an independent engineer, appraiser, or other expert shall not be required with respect to any securities so deposited, if the fair value thereof to the Company as set forth in the certificate or opinion required by this paragraph is less than $25,000 or less than 1% of the aggregate principal amount of the Bonds at the time Outstanding; and

                 (3) to the Company of any property the subjection of which to the lien of this Indenture is to be made the basis for the authentication and delivery of the Bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture, and requiring further that if

                          (A)  within six months prior to the date of
acquisition thereof by the Company, such property has been used or operated, by a person or persons other than such obligor, in a business similar to that in which it has been or is to be used or operated by such obligor, and

                          (B)  the fair value to such obligor of such property
as set forth in such certificate or opinion is not less than $25,000 and not less than 1% of the aggregate principal amount of the Bonds at the time Outstanding, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert and, in the case of the authentication and delivery of the Bonds, shall cover the fair value to the obligor of any property so used or operated which has been so subjected to the lien of this Indenture since the commencement of the then current calendar year, and as to which a certificate or opinion of an independent engineer, appraiser, or other expert has not previously been furnished.

         Any such certificate or opinion may be made by an officer or employee of the Company who is duly authorized to make such certificate or opinion from time to time except in cases in which this subsection requires that such certificate or opinion be made by an independent person. In such cases, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert selected or approved by the Trustee in the exercise of reasonable care.

         (d) The Company shall respond to all reasonable requests for information by the Trustee in connection with its reporting obligations pursuant to Section 10.23.

         Section 10.25. Debenture Transfer Restriction. The Trustee acknowledges and agrees that it will not sell, transfer, pledge or otherwise dispose of the Debentures, including the Series 1994 Debenture, except as a whole to a successor trustee for the Bonds.



                                   ARTICLE XI

              ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP OF BONDS

         Section 11.01. Acts of Bondholders; Evidence of Ownership. Any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders in person or by agent appointed in writing. The fact and date of the execution by any person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments of deeds or by an affidavit of a witness to such execution. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient. The ownership of Bonds shall be proved by the Bond Register. Any action by the owner of any Bond shall bind all future owners of the same Bond in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.

         Section 11.02. Voting of Debentures. Where the Debenture Indenture Trustee is required or permitted to take any action under the Debenture Indenture upon the direction, authorization, consent, notice or request of the holders of a specified percentage of principal amount of Debentures outstanding thereunder or of outstanding Debentures thereunder and the Bondholders would be adversely affected by such action, including acceleration of the maturity of such Debentures under the Debenture Indenture, the time, method and place of proceedings and waivers of events of default as provided in the Debenture Indenture and amendments of the Debenture Indenture, each Bondholders shall be deemed the holder of its pro-rata portion of the principal amount of Debentures and shall have the right to direct the Trustee whether or not to render such direction, authorization, consent, notice or request under the Debenture Indenture in respect of such Bondholder's pro-rata portion, whereupon the Trustee shall notify the Debenture Indenture Trustee of the action to be taken in respect of the applicable principal amount of Debentures.


                                  ARTICLE XII.

                           AMENDMENTS AND SUPPLEMENTS

         Section 12.01. Amendments and Supplements Without Bondholders' Consent. This Indenture may be amended or supplemented at any time and from time to time, without notice to or the consent of the Bondholders by a supplemental indenture authorized by a Certified Resolution filed with the Trustee, and consented to by the Company, for one or more of the following purposes:

                 A. to set forth any or all of the matters in connection with the issuance of additional Bonds required by Section 3.02 hereof;

                 B. to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer; and

                 C. to cure any ambiguity or to cure, correct or supplement any defective provision of this Indenture in such manner as shall not be inconsistent with this Indenture and shall not impair the security hereof or adversely affect the Bondholders.

         Section 12.02. Amendments With Bondholders' Consent. This Indenture may be amended from time to time with the prior written consent of the Company, except with respect to (1) the principal, premium, if any, or interest payable upon any Bond, (2) the dates of maturity or redemption provisions of any Bonds, and (3) this

Article XII, by a supplemental indenture approved by the owners of at least 66-2/3% in principal amount of the Bonds then Outstanding; provided, that amendments may be made which adversely affect one or more but less than all the Outstanding Bonds with the consent of the owners of at least 66-2/3% in principal amount of the Outstanding Bonds so affected. This Indenture may be amended with respect to the matters enumerated in clauses (1) to (3) of the preceding sentence only with the unanimous consent of all owners of Bonds then Outstanding and the Company.

         Section 12.03. Amendment of Agreement; Debenture Indenture. If the Issuer or the Company proposes to amend the Agreement, the Debentures or the Debenture Indenture, the Trustee may consent thereto; provided, that if such proposal would amend the Agreement, the Debentures or the Debenture Indenture in such a way as would adversely affect the interests of the Bondholders, the Trustee shall notify Bondholders of the proposed amendment and may consent thereto with the consent of the owners of at least 66-2/3% in principal amount of the Bonds then Outstanding; provided, that no amendment shall be consented to by the Trustee which would (1) decrease the amounts payable under the Agreement or the Debentures, (2) change the date of payment or prepayment provisions under the Agreement or the Debentures, or (3) change any provisions with respect to amendment; and further provided that no amendment shall be consented to which so affects the rights of some but less than all the Outstanding Bonds of any one series without the consent of the owners of at least 66-2/3% in principal amount of the Outstanding Bonds so affected.

         Section 12.04. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article XII and in so doing shall be fully protected by an opinion of Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.


                                 ARTICLE XIII.

                                   DEFEASANCE

         Section 13.01. Defeasance. When the principal or redemption price (as the case may be) of, and premium, if any, and interest on, all Bonds issued hereunder, and all other amounts due under this Indenture or the Agreement have been paid, or provision has been made for payment of the same, together with all other sums payable hereunder by the Issuer, the Trustee's right, title and interest in the Agreement and the Debentures and the moneys payable thereunder shall thereupon cease and the Trustee, on demand of the Issuer, shall release this Indenture in respect thereto and shall execute such documents to evidence such release as may be reasonably required by the Issuer and shall turn over to the Company or its assigns all balances then held by it hereunder not required for the payment of the Bonds and such other sums. If such payment or provision therefor has been made with respect to all the Bonds of any one series, the interest of the Trustee in the Agreement and the related Debentures shall cease in respect of such series, and the Trustee shall take similar action for the release of this Indenture with respect to such series.

        Without limiting the generality of the foregoing, provision for the payment of Bonds shall be deemed to have been made (a) upon the delivery to the Trustee of (i) cash in an amount sufficient to make all payments specified above, or (ii) non-callable direct obligations of the United States of America maturing on or before the date or dates when the payments specified above shall become due, the principal amount of which and the interest thereon, when due, is or will be, in the aggregate, sufficient without reinvestment to make all such payments, or (iii) any combination of cash and such obligations; and (b) any Bonds to be redeemed prior to maturity shall have been duly called for redemption or irrevocable instructions to call such Bonds for redemption shall have been given to the Trustee. The Trustee shall also receive evidence satisfactory to it that the cash and government obligations delivered will be sufficient to provide for the payment of the Bonds as aforesaid, and the Trustee shall have received from, or there shall have been published by, the Internal Revenue Service a ruling or regulation which, in the opinion of Counsel (who may be counsel for the Company) provides that (i) the Bondholders will not recognize income, gain or loss for federal income tax purposes as a result of such payment and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such payment and defeasance had not occurred and (ii) the Bonds, if then listed on any securities exchange, will not be delisted as a result of such payment and defeasance. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal or redemption price of, and premium, if any, and interest, on the Bonds. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall provide notice in the same manner as provided in Section 7.02 stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

         Section 14.01. No Personal Recourse. No recourse shall be had for any claim based on the Indenture or the Bonds, including but not limited to the payment of the principal or redemption price of, or premium, if any, or interest on, the Bonds, against any member, officer, agent or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise.

         Section 14.02. Deposit of Funds for Payment of Bonds. If there are on deposit with the Trustee funds (including proceeds of government obligations as provided in Section 13.01) sufficient to pay the principal of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with the premium, if any, and all interest accruing thereon to the due date, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds and the Trustee shall hold such funds in trust for such owners. In accordance with Section 5.3 of the Agreement except to the extent payment is provided, from the Construction Fund, the Company will pay the Issuer's expenses.

         Moneys (including proceeds of government obligations as provided in Section 13.01) so deposited with the Trustee which remain unclaimed four years after the date payment thereof becomes due shall, if the Issuer is not at the time, to the knowledge of the Trustee, in default with respect to any covenant in the Indenture or the Bonds, be paid to the Company upon receipt by the Trustee of indemnity satisfactory to it, and the owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company; provided, however, that the Trustee, before making payment to the Company, may cause a notice to be published once in an Authorized Newspaper, stating that the moneys remaining unclaimed will be returned to the Company after a specified date.

         Section 14.03. No Rights Conferred on Others. Nothing herein contained shall confer any right upon any person other than the parties hereto, the owners of the Bonds and the Company.

         Section 14.04. Illegal, etc. Provisions Disregarded. In case any provision in this Indenture or the Bonds shall for any reason be held invalid, illegal or unenforceable in any respect, this Indenture shall be construed as if such provision had never been contained herein.

         Section 14.05. Substitute Notice. If for any reason it shall be impossible to make publication of any notice required hereby in an Authorized Newspaper, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

         Section 14.06. Notices to Trustee and Issuer. Any notice to or demand upon the Trustee may be served, presented or made at its principal corporate trust office at 300 Crescent Court, Suite 850, Dallas, Texas 75201. Any notice to or demand upon the Issuer shall be deemed to have been sufficiently given or served by the Trustee for all purposes by being sent by registered United States mail to the Mississippi Business Finance Corporation, 1200 Walter Sillers Building, Jackson, Mississippi, 39201, Attn: Executive Director, or such other address as may be filed in writing by the Issuer with the Trustee. Any notice to the Company shall be given as provided in Section
7.1 of the Agreement. Any notice provided to any party shall be given contemporaneously to the Company.

         Section 14.07. Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         Section 14.08. Headings for Convenience Only. The descriptive headings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 14.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 14.10. Information Under Commercial Code. The following information is stated in order to facilitate filings under the Uniform Commercial Code:

                 The secured party is Bank of America Texas, National Association, Trustee. Its address from which information concerning the security interest may be obtained is 300 Crescent Court, Suite 850, Dallas, Texas 75201. The debtor is Mississippi Business Finance Corporation. Its mailing address is 1200 Walter Sillers Building, Jackson, Mississippi 39201.

         Section 14.11. Credits on Debentures. In addition to any credit, payment or satisfaction expressly provided for under the provisions of this Indenture in respect of the Debentures, the Trustee shall make credits against amounts otherwise payable in respect of the related Debentures in an amount corresponding to (a) the principal amount of any Bond surrendered to the Trustee by the Company or the Issuer, or purchased by the Trustee, for cancellation and (b) the amount of money held by the Trustee and available and designated for the payment of principal or redemption price of, and/or interest on, the Bonds, regardless of the source of payment to the Trustee of such moneys. The Trustee shall promptly notify the Company when such credits arise.

         Section 14.12. Payments Due On Saturdays, Sundays and Holidays. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any bonds shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then payment of interest, premium, if any, or principal or redemption price need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest on such payment shall accrue for the period after such date.

         Section 14.13. Applicable Law. This Indenture shall be governed by and construed in accordance with the laws of the State of Mississippi.

         Section 14.14. Conflict with the Trust Indenture Act. If this Indenture is qualified under the Trust Indenture Act of 1939, as amended, and any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture or is incorporated into this Indenture by any of the provisions of said Trust Indenture Act, such required provision shall control.

         IN WITNESS WHEREOF, intending to be legally bound, the Mississippi Business Finance Corporation has caused this Indenture to be executed by the Executive Director and its corporate seal to be hereunto affixed and attested by its Secretary, and Bank of America Texas, National Association, as Trustee, has caused this Indenture to be executed by one of its Vice-Presidents and its seal to be hereunto affixed and attested by one of its duly authorized officers, all as of the day and year first above written.

{SEAL}                                                      MISSISSIPPI BUSINESS FINANCE
                                                              CORPORATION


Attest:____________________                                 By ______________________________________
       Secretary                                               Executive Director


                                                            BANK OF AMERICA TEXAS,
                                                             NATIONAL ASSOCIATION
{SEAL}                                                      Trustee



Attest:_____________________                                By ______________________________________

                           ENDORSEMENT AND JOINDER

Insofar as any Bonds authenticated and delivered under this Indenture may be deemed, pursuant to Rule 131 under the Securities Act of 1933, to include a separate security in the form of undivided interests in the Agreement, the Company hereby endorses and joins in the execution of this Indenture as the issuer of such security.

(SEAL)                                           KIMBERLY-CLARK CORPORATION


Attest: ___________________                  By: _____________________
        Donald M. Crook                          W. Anthony Gamron
        Secretary                                Vice President and Treasurer

STATE OF MISSISSIPPI

COUNTY OF HINDS

         Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid within named _________________ and ________________, who acknowledged to me that they are the Executive Director and the Secretary, respectively, of the Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi, and that for and on behalf of said corporation and as its act and deed, they executed and sealed the above and foregoing instrument on the day and in the year therein mentioned, they being first duly authorized so to do by said corporation.

         GIVEN under my hand and official seal, this the ___ day of ____________, 1994.

                                           _____________________________________
                                           Notary Public

                                           My Commission Expires:

                                           _____________________________________

(SEAL)

STATE OF ____________

COUNTY OF ___________

         Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named ___________________________ and ___________________________________, who acknowledged to me that they are the
_____________________ and ______________________, respectively, of Bank of
America Texas, National Association, as trustee (the "Trustee"), a national banking association duly organized and existing under the laws of the United States of America, having its principal corporate trust office in Dallas, Texas, and that for and on behalf of the Trustee and as its act and deed, they executed and sealed the above and foregoing instrument on the day and in the year therein mentioned, being first duly authorized so to do by the Trustee.

         GIVEN under my hand and official seal, this ______ day of ______________, 1994.

                                           _____________________________________
                                           Notary Public

                                           My Commission Expires:

                                           _____________________________________
(SEAL)


STATE OF ____________

COUNTY OF ___________

         Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named ___________________________ and ___________________________________, who acknowledged to me that they are the
_____________________ and ______________________, respectively, of
Kimberly-Clark Corporation, a Delaware corporation, having its principal corporate offices in Dallas, Texas, and that for and on behalf of said corporation and as its act and deed, they executed and sealed the above and foregoing instrument on the day and in the year therein mentioned, being first duly authorized so to do by said corporation.

         GIVEN under my hand and official seal, this ______ day of ______________, 1994.

                                           ____________________________________
                                           Notary Public

                                           My Commission Expires:

                                           ____________________________________
(SEAL)

                                   EXHIBIT A

                        BOOK-ENTRY-ONLY MUNICIPAL BONDS

         .
                           LETTER OF REPRESENTATIONS
                     {To be Completed by Issuer and Agent}

                    MISSISSIPPI BUSINESS FINANCE CORPORATION
                                {Name of Issuer}

                  BANK OF AMERICA TEXAS, NATIONAL ASSOCIATION
                                {Name of Agent}
                                                                           1994
                                                                          ------
                                                                          (Date)
Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

         Re: Mississippi Business Finance Corporation Industrial Development Revenue Bonds, Series 1994 (Kimberly-Clark Corporation Project)
                              (Issue Description)

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Bonds"). Agent will act as trustee, paying agent, fiscal agent, or other agent of Issuer with respect to the Bonds. The Bonds will be issued pursuant to a trust indenture, bond resolution, or other such document authorizing the issuance of the Bonds dated __________, 1994 (the "Document"). Goldman, Sachs & Co. ("Underwriter") is distributing the Bonds through The Depository Trust Company ("DTC").

         To induce DTC to accept the Bonds as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Bonds, Issuer and Agent, if any, make the following representations to DTC:

         1. Prior to closing on the Bonds on _______, 1994, there shall be deposited with DTC one Bond certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Bonds in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Bonds. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million Bond certificate shall bear the following legend:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede
         & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
         DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. In the event of any solicitation of consents from or voting by holders of the Bonds, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.

         3. In the event of a full or partial redemption or an advance refunding of part of the outstanding Bonds, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and
(c) the date such notice is to be mailed to beneficial owners or published
(the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow.

         4. In the event of an invitation to tender the Bonds, notice by Issuer or Agent to Bondholders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph.

         5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Bonds.

         6. Notices to DTC pursuant to Paragraph 2 by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to Paragraph 2 by mail or by any other means shall be sent to:

                 Supervisor; Proxy
                 Reorganization Department
                 The Depository Trust Company
                 7 Hanover Square; 23rd Floor
                 New York, NY 10004-2695

         7. Notices to DTC pursuant to Paragraph 3 by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to Paragraph 3 by mail or by any other means shall be sent to:

                 Call Notification Department
                 The Depository Trust Company
                 711 Stewart Avenue
                 Garden City, NY 11530-4719

         8. Notices to DTC pursuant to Paragraph 4 and notices of other actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or
(212) 709-1094, and receipt of such notices shall be confirmed by telephoning
(212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                 Manager; Reorganization Department
                 Reorganization Window
                 The Depository Trust Company
                 7 Hanover Square; 23rd Floor
                 New York, NY 10004-2695

         9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Agent and
DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:

                 Manager Cash Receipts
                 Dividend Department
                 The Depository Trust Company
                 7 Hanover Square, 24th Floor
                 New York, NY 10004-2695

         Securities Eligible for DTC's Same-Day Funds Settlement ("SDFS")
System.
         Other principal payments (redemption payments) shall be made in same-day funds by Agent in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Agent.

         10. DTC may direct Issuer or Agent to use any other telephone number or address as the number or address to which notices or payments of interest or principal may be sent.

         11. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Bonds outstanding or an advance refunding of part of the Bonds outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Bond certificate, or (b) may make an appropriate notation on the Bond certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment if required.

         12. In the event that Issuer determines that beneficial owners of Bonds shall be able to obtain certificated Bonds, Issuer or Agent shall notify DTC of the availability of Bond certificates. In such event, Issuer or Agent shall issue, transfer and exchange Bond certificates in appropriate amounts, as required by DTC and others.

         13. DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Bonds outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Bonds to any DTC Participant having Bonds credited to its DTC accounts.

         14. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

Notes:                                                                      Very truly yours,
- ------

A. If there is an Agent (as defined in this Letter of                       MISSISSIPPI BUSINESS
Representations), Agent as well as Issuer must sign this                    FINANCE CORPORATION
Letter. If there is no Agent, in signing this Letter Issuer itself          -----------------------------------
undertakes to perform all of the obligations set forth                                   (Issuer)
herein.
                                                                            By:
B. Under Rules of the Municipal Securities Rulemaking Board                    --------------------------------
relating to "good delivery", a municipal securities dealer must be             (Authorized Officer's Signature)
able to determine the date that a notice of a partial call or of an
advance refunding of a part of an issue is published (the                   BANK OF AMERICA TEXAS,
"publication date"). The establishment of such a publication date           NATIONAL ASSOCIATION
is addressed in Paragraph 3 of the Letter.                                  -----------------------------------
                                                                                         (Agent)
C. Schedule B contains statements that DTC believes accurately
describe DTC, the method of effecting book-entry transfers of               By:
securities distributed through DTC, and certain related matters.               --------------------------------
                                                                               (Authorized Officer's Signature)



Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By:
   -------------------------------
         (Authorized Officer)

cc:      Underwriter
         Underwriter's Counsel

                                                                      SCHEDULE A

                                (Describe Issue)


CUSIP           Principal Amount          Maturity Date           Interest Rate
- -----           ----------------          -------------           -------------

                                                                      SCHEDULE B

                       SAMPLE OFFICIAL STATEMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for {each issue of} the Securities, {each} in the aggregate principal amount of such issue, and will be deposited with DTC. {If, however, the aggregate principal amount of {any} issue exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.}

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         {6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.}

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         {9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to the {Tender/Remarketing} Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to the {Tender/Remarketing} Agent. The requirement for physical delivery of Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records.}

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Issuer or the Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

                                   EXHIBIT B

                                  REQUISITION


Requisition No. ________                                       Dated:  _________



Bank of America Texas, National Association
300 Crescent Court, Suite 850
Dallas, Texas  75201

Attention:  Corporate Trust Services

         Re: Mississippi Business Finance Corporation Industrial Development Revenue Bonds, Series 1994 (Kimberly-Clark Corporation Project)

Sirs:

         On behalf of Kimberly-Clark Corporation (the "Company"), the undersigned hereby requisitions from the funds representing the proceeds of the sale of the above-captioned bonds (the "Bonds") issued by the Mississippi Business Finance Corporation (the "Issuer"), which funds are held in the Construction Fund (the "Construction Fund") established pursuant to the provisions of Section 4.01 of the Trust Indenture (the "Indenture") between the Issuer and Bank of America Texas, National Association, as Trustee (the "Trustee"), the sum of $_____________ to be used to pay the amounts designated on Schedule A which is attached hereto to the payees set forth on such schedule ("Schedule A").

         This requisition is executed by a person authorized to do so pursuant to the provisions of Section 4.02 of the Indenture and is presented in accordance with such Section.

         (1) The payments set forth in Schedule A relate to the following costs: _________________________________________.

         (2) All work and material referenced in (a)(1) above have been incorporated into the Project substantially in accordance with the plans and specifications therefor.

         The payments referenced on Schedule A are due, are proper charges against the Construction Fund and have not been the subject of any previous withdrawal therefrom or from any other funds representing proceeds of Bonds issued by the Issuer on the Company's behalf.

         Attached hereto are copies of statements in reasonable detail listing the Costs of the Project to be paid to any contractors, materialmen or suppliers or the Costs incurred or advanced by Company for which it is to be reimbursed.

                                          KIMBERLY-CLARK CORPORATION


                                          _____________________________________
                                          Authorized Company Representative